Exhibit 99.3

Item 8.	Financial Statements and Supplementary Data

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors
Altice USA, Inc.:

Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of Altice USA, Inc. and subsidiaries (the Company) as of December 31, 2017 and 2016, the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the two‑year period ended December 31, 2017, and the related notes (collectively, the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two‑year period ended December 31, 2017, in conformity with U.S. generally accepted accounting principles.
Company Formation, Altice Technical Services (ATS) Acquisition, and Change in Accounting Policies
The Company was incorporated on September 14, 2015 and had no operations of its own other than the issuance of debt prior to the contribution of Cequel Corporation on June 9, 2016 by Altice N.V. The results of operations of Cequel Corporation for the year ended December 31, 2016 have been included in the results of operations of the Company for the same period as Cequel Corporation was under common control with the Company throughout 2016.
As discussed in Notes 1 and 20 to the consolidated financial statements, a substantial portion of the Company’s technical workforce at the Cablevision and Cequel segments became employees of ATS in the second and fourth quarters of 2017, respectively. Subsequent to December 31, 2017 the Company acquired 100% of ATS. As a result of the acquisition of ATS, an entity under common control, the Company has retroactively consolidated the results of operations and related assets and liabilities of ATS for all periods ATS was under common control.
As discussed in Note 20, the Company adopted ASC 606 - Revenue from Contracts with Customers and ASU No. 2017-07 Compensation - Retirement Benefits (Topic 715).
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ KPMG LLP

We have served as the Company’s auditor since 2016.

New York, NY
March 6, 2018, except for Note 20, which is as of May 21, 2018

ALTICE USA, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS December 31, 2017 and 2016 (In thousands) (See Note 20)

ASSETS

	December 31, 2017	December 31, 2016

Current Assets:
Cash and cash equivalents	$329,848	$486,792
Restricted cash	252	16,301
Accounts receivable, trade (less allowance for doubtful accounts of $13,420 and $11,677)	370,765	349,626
Prepaid expenses and other current assets	130,425	102,219
Amounts due from affiliates	19,764	22,182
Investment securities pledged as collateral	—	741,515
Derivative contracts	52,545	352
Total current assets	903,599	1,718,987
Property, plant and equipment, net of accumulated depreciation of $2,599,579 and $1,039,297	6,023,826	6,597,635
Investment in affiliates	930	5,606
Investment securities pledged as collateral	1,720,357	741,515
Derivative contracts	—	10,604
Other assets	56,974	58,806
Amortizable customer relationships, net of accumulated amortization of $1,409,021 and $580,276	4,561,863	5,345,608
Amortizable trade names, net of accumulated amortization of $588,574 and $83,397	478,509	983,386
Other amortizable intangibles, net of accumulated amortization of $10,978 and $3,093	26,082	23,650
Indefinite-lived cable television franchises	13,020,081	13,020,081
Goodwill	8,019,861	7,992,700
Total assets	$34,812,082	$36,498,578
See accompanying notes to consolidated financial statements.

ALTICE USA, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (continued) December 31, 2017 and 2016 (In thousands, except share and per share amounts) (See Note 20)

LIABILITIES AND STOCKHOLDERS' EQUITY	December 31, 2017	December 31, 2016
Current Liabilities:
Accounts payable	$795,128	$705,672
Accrued liabilities:
Interest	397,422	576,778
Employee related costs	147,727	232,864
Other accrued expenses	411,988	352,315
Amounts due to affiliates	10,998	127,363
Deferred revenue	111,197	101,794
Liabilities under derivative contracts	52,545	13,158
Collateralized indebtedness	—	622,332
Credit facility debt	42,650	33,150
Senior notes and debentures	507,744	926,045
Capital lease obligations	9,539	15,013
Notes payable	33,424	5,427
Total current liabilities	2,520,362	3,711,911
Defined benefit plan obligations	103,163	84,106
Notes payable to affiliates and related parties	—	1,750,000
Other liabilities	144,289	113,485
Deferred tax liability	4,769,286	7,971,500
Liabilities under derivative contracts	187,406	78,823
Collateralized indebtedness	1,349,474	663,737
Credit facility debt	4,600,873	3,411,640
Senior guaranteed notes	2,291,185	2,289,494
Senior notes and debentures	13,061,503	14,291,786
Capital lease obligations	12,441	13,142
Notes payable	32,478	8,299
Deficit investments in affiliates	3,579	—
Total liabilities	29,076,039	34,387,923
Commitments and contingencies
Redeemable equity	231,290	68,147
Stockholders' Equity:
Preferred stock, $.01 par value, 100,000,000 shares authorized, no shares issued and outstanding at December 31, 2017	—	—
Class A common stock: $0.01 par value, 4,000,000,000 shares authorized, 246,982,292 issued and outstanding at December 31, 2017	2,470	—
Class B common stock: $0.01 par value, 1,000,000,000 shares authorized, 490,086,674 issued and outstanding at December 31, 2017	4,901	—
Class C common stock: $0.01 par value, 4,000,000,000 shares authorized, no shares issued and outstanding at December 31, 2017	—	—
Common stock, $.01 par value, 1,000 shares authorized, 100 shares issued and outstanding at December 31, 2016	—	—
Paid-in capital	4,665,229	3,003,554
Retained earnings (accumulated deficit)	840,636	(963,312)
	5,513,236	2,040,242
Accumulated other comprehensive income (loss)	(10,022)	1,979
Total stockholders' equity	5,503,214	2,042,221
Noncontrolling interest	1,539	287
Total stockholders' equity	5,504,753	2,042,508
	$34,812,082	$36,498,578
See accompanying notes to consolidated financial statements.

ALTICE USA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS Years ended December 31, 2017 and 2016 (In thousands, except per share amounts) (See Note 20)

	2017	2016
Revenue (including revenue from affiliates of $1,100 and $1,086, respectively) (See Note 14)	$9,306,950	$6,017,212
Operating expenses:
Programming and other direct costs (including charges from affiliates of $4,176 and $1,947, respectively) (See Note 14)	3,035,655	1,911,230
Other operating expenses (including charges from affiliates of $33,140 and $18,854, respectively) (See Note 14)	2,347,315	1,702,472
Restructuring and other expense	152,401	240,395
Depreciation and amortization (including impairments)	2,930,571	1,700,306
	8,465,942	5,554,403
Operating income	841,008	462,809
Other income (expense):
Interest expense (including interest expense to affiliates and related parties of $90,405 and $112,712, respectively) (See Note 14)	(1,603,132)	(1,456,541)
Interest income	1,921	13,811
Gain on investments, net	237,354	141,896
Loss on derivative contracts, net	(236,330)	(53,696)
Gain (loss) on interest rate swap contracts	5,482	(72,961)
Loss on extinguishment of debt and write-off of deferred financing costs (including $513,723 related to affiliates and related parties in 2017) (See Note 14)	(600,240)	(127,649)
Other income (expense), net	(13,651)	1,186
	(2,208,596)	(1,553,954)
Loss before income taxes	(1,367,588)	(1,091,145)
Income tax benefit	2,862,352	259,666
Net income (loss)	1,494,764	(831,479)
Net loss (income) attributable to noncontrolling interests	(1,587)	(551)
Net income (loss) attributable to Altice USA, Inc. stockholders	$1,493,177	$(832,030)
Income (loss) per share:
Basic income (loss) per share	$2.15	$(1.28)
Basic weighted average common shares (in thousands)	696,055	649,525

Diluted income (loss) per share:	$2.15	$(1.28)
Diluted weighted average common shares (in thousands)	696,055	649,525
Cash dividends declared per common share	$1.29	$0.69

See accompanying notes to consolidated financial statements.

ALTICE USA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) Years ended December 31, 2017 and 2016 (In thousands) (See Note 20)

	2017	2016

Net income (loss)	$1,494,764	$(831,479)
Other comprehensive income (loss):
Defined benefit pension plans:
Unrecognized actuarial gain (loss)	(18,632)	3,452
Applicable income taxes	7,441	(1,381)
Unrecognized gain (loss) arising during period, net of income taxes	(11,191)	2,071
Curtailment loss, net of settlement losses of $1,845 for 2017 included in net periodic benefit cost	(1,350)	(154)
Applicable income taxes	540	62
Curtailment loss, net of settlement losses included in net periodic benefit cost, net of income taxes	(810)	(92)
Other comprehensive gain (loss)	(12,001)	1,979
Comprehensive income (loss)	1,482,763	(829,500)
Comprehensive income attributable to noncontrolling interests	(1,587)	(551)
Comprehensive Income (loss) attributable to Altice USA, Inc. stockholders	$1,481,176	$(830,051)

See accompanying notes to consolidated financial statements.

ALTICE USA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY Years ended December 31, 2017 and 2016 (In thousands) (See Note 20)
	Class A Common Stock	Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders' Equity	Non-controlling Interest	Total Equity

Balance at January 1, 2016	$—	$2,252,028	$(143,948)	$—	$2,108,080	$—	$2,108,080
Impact of change in accounting policy in connection with the adoption of ASU No. 2014-09	—	—	12,666	—	12,666	—	12,666
Balance at January 1, 2016, as adjusted	—	2,252,028	(131,282)	—	2,120,746	—	2,120,746

Net loss attributable to stockholders	—	—	(832,030)	—	(832,030)	—	(832,030)
Noncontrolling interests acquired	—	—	—	—	—	(264)	(264)
Net income attributable to noncontrolling interests	—	—	—	—	—	551	551
Pension liability adjustments, net of income taxes	—	—	—	1,979	1,979	—	1,979
Share-based compensation expense	—	14,368	—	—	14,368	—	14,368
Change in fair value of redeemable equity	—	(68,148)	—	—	(68,148)	—	(68,148)
Contributions from stockholders	—	1,246,499	—	—	1,246,499	—	1,246,499
Distributions to stockholders	—	(445,176)	—	—	(445,176)	—	(445,176)
Excess tax benefit on share-based awards	—	31	—	—	31	—	31
Tax impact related to the Newsday Holdings, LLC transactions	—	3,952	—	—	3,952	—	3,952
Balance at December 31, 2016	$—	$3,003,554	$(963,312)	$1,979	$2,042,221	$287	$2,042,508

ALTICE USA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (continued) Years ended December 31, 2017 and 2016 (In thousands) (See Note 20)
	Class A Common Stock	Class B Common Stock	Paid-in Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income	Total Stockholders' Equity	Non-controlling Interest	Total Equity

Balance at January 1, 2017	$—	$—	$3,003,554	$(963,312)	$1,979	$2,042,221	$287	$2,042,508
Net income attributable to stockholders	—	—	—	1,493,177	—	1,493,177	—	1,493,177
Net income attributable to noncontrolling interests	—	—	—	—	—	—	1,587	1,587
Pension liability adjustments, net of income taxes	—	—	—	—	(12,001)	(12,001)	—	(12,001)
Share-based compensation expense	—	—	57,430	—	—	57,430	—	57,430
Change in redeemable equity	—	—	(163,142)	—	—	(163,142)	—	(163,142)
Contributions from stockholders	—	—	51,135	—	—	51,135	—	51,135
Receivable from parent	—	—	(50,000)			(50,000)		(50,000)
Distributions to stockholders/non-controlling interest	—	—	(839,700)	—	—	(839,700)	(335)	(840,035)
Recognition of previously unrealized excess tax benefits related to share-based awards in connection with the adoption of ASU 2016-09	—	—	—	310,771	—	310,771	—	310,771
Issuance of common stock pursuant to organizational transactions prior to IPO	2,349	4,901	2,257,002	—	—	2,264,252	—	2,264,252
Issuance of common stock pursuant to IPO	121	—	348,950	—	—	349,071	—	349,071
Balance at December 31, 2017	$2,470	$4,901	$4,665,229	$840,636	$(10,022)	$5,503,214	$1,539	$5,504,753

See accompanying notes to consolidated financial statements.

ALTICE USA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS Years ended December 31, 2017 and 2016 (In thousands) (See Note 20)

	2017	2016
Cash flows from operating activities:
Net income (loss)	$1,494,764	$(831,479)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization (including impairments)	2,930,571	1,700,306
Impairment of assets included in restructuring charges	—	2,445
Gain on sale of affiliate interests	—	(206)
Equity in net loss of affiliates	10,040	1,132
Gain on investments, net	(237,354)	(141,896)
Loss on derivative contracts, net	236,330	53,696
Loss on extinguishment of debt and write-off of deferred financing costs	600,240	127,649
Amortization of deferred financing costs and discounts (premiums) on indebtedness	31,046	27,799
Settlement loss related to pension plan	1,845	3,298
Share-based compensation expense	57,430	14,368
Deferred income taxes	(2,880,154)	(263,989)
Excess tax benefit on share-based awards	—	(31)
Provision for doubtful accounts	74,183	53,249
Change in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable, trade	(89,683)	(58,760)
Other receivables	(12,835)	9,413
Prepaid expenses and other assets	(7,426)	56,395
Amounts due from and due to affiliates	(34,326)	41,351
Accounts payable	73,888	(11,814)
Accrued liabilities	(241,701)	312,871
Deferred revenue	12,310	9,835
Liabilities related to interest rate swap contracts	(921)	78,823
Net cash provided by operating activities	2,018,247	1,184,455
Cash flows from investing activities:
Payment for acquisition, net of cash acquired	(46,703)	(8,988,774)
Net proceeds from sale of affiliate interests	—	13,825
Capital expenditures	(951,349)	(625,541)
Proceeds related to sale of equipment, including costs of disposal	9,743	5,885
Increase in other investments	(4,773)	(4,608)
Settlement of put-call options	(97,410)	—
Additions to other intangible assets	(1,707)	(106)
Net cash used in investing activities	(1,092,199)	(9,599,319)

ALTICE USA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (continued) Years ended December 31, 2017 and 2016 (In thousands) (See Note 20)

	2017	2016
Cash flows from financing activities:
Proceeds from credit facility debt	$5,593,675	$5,510,256
Repayment of credit facility debt	(4,411,581)	(9,133,543)
Proceeds from notes payable to affiliates and related parties	—	1,750,000
Issuance of senior notes	—	1,310,000
Proceeds from collateralized indebtedness	838,794	179,388
Repayment of collateralized indebtedness and related derivative contracts	(831,059)	(143,102)
Distributions to stockholders	(919,317)	(365,559)
Repayment of senior notes, including premiums and fees	(1,729,400)	—
Proceeds from notes payable	33,733	—
Excess tax benefit on share-based awards	—	31
Principal payments on capital lease obligations	(15,157)	(18,837)
Additions to deferred financing costs	(8,600)	(203,712)
Proceeds from IPO, net of fees	349,071	—
Contributions from stockholders	1,135	1,246,499
Distributions to noncontrolling interests, net	(335)	—
Net cash provided by (used in) financing activities	(1,099,041)	131,421
Net decrease in cash and cash equivalents	(172,993)	(8,283,443)
Cash, cash equivalents and restricted cash at beginning of year	503,093	8,786,536
Cash, cash equivalents and restricted cash at end of year	$330,100	$503,093

See accompanying notes to consolidated financial statements.

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)
(See Note 20)

NOTE 1.    DESCRIPTION OF BUSINESS AND RELATED MATTERS
The Company and Related Matters
Altice USA, Inc. ("Altice USA" or the "Company") was incorporated in Delaware on September 14, 2015. As of December 31, 2017, Altice USA is majority‑owned by Altice N.V., a public company with limited liability (naamloze vennootshcap) under Dutch law. Upon the completion of the Altice N.V. distribution discussed below, the Company will no longer be majority-owned by Altice N.V.
The Company provides broadband communications and video services in the United States. It delivers broadband, pay television, telephony services, proprietary content and advertising services to residential and business customers.
Altice N.V., through a subsidiary, acquired Cequel Corporation ("Cequel" or "Suddenlink") on December 21, 2015 and Cequel was contributed to Altice USA on June 9, 2016. Altice USA had no operations of its own other than the issuance of debt prior to the contribution of Cequel on June 9, 2016 by Altice N.V. The results of operations of Cequel for the year ended December 31, 2016 have been included in the results of operations of Altice USA for the same periods, as Cequel was under common control with Altice USA.
Altice USA acquired Cablevision Systems Corporation ("Cablevision" or "Optimum") on June 21, 2016 (see discussion below) and the results of operations of Cablevision are included with the results of operations of Cequel for the year ended December 31, 2017. The year ended December 31, 2016 operating results include the operating results of Cablevision from the date of acquisition, June 21, 2016.
The accompanying combined consolidated financial statements ("consolidated financial statements") include the accounts of the Company and all subsidiaries in which the Company has a controlling interest and gives effect to the ATS Acquisition discussed below. All significant inter-company accounts and transactions have been eliminated in consolidation.
The accompanying consolidated financial statements also reflect the retrospective adoption of Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers and ASU No. 2017‑07 Compensation-Retirement Benefits (Topic 715). See Note 20 for further details of the impact on the Company's historical financial statements.
The Company classifies its operations into two reportable segments: Cablevision, which operates in the New York metropolitan area, and Cequel, which principally operates in markets in the south‑central United States.
Acquisition of Altice Technical Services US Corp
ATS was formed to provide network construction and maintenance services and commercial and residential installations, disconnections, and maintenance. In the second quarter of 2017, the Company entered into an Independent Contractor Agreement with ATS that governs the terms of the services described above. The Company believes the services it receives from ATS will be of higher quality and at a lower cost than the Company could achieve without ATS, including for the construction of our new fiber-to-the home ("FTTH") network. The Company also entered into a Transition Services Agreement for the use of the Company's resources to provide various overhead functions to ATS, including accounting, legal and human resources and for the use of certain facilities, vehicles and technician tools during a transitional period that generally ended on December 31, 2017, although the term can be extended on a service-by-service basis. The Transition Services Agreement requires ATS to reimburse the Company for its cost to provide such services.
In January 2018, the Company acquired 70% of the equity interests in Altice Technical Services US Corp. ("ATS") for $1.00 (the "ATS Acquisition") and the Company became the owner of 100% of the equity interests in ATS in March 2018. ATS was previously owned by Altice N.V. and a member of ATS's management through a holding company. As the acquisition is a combination of businesses under common control, the Company combined the results of operations and related assets and liabilities of ATS for all periods since its formation. See Note 20 for the impact of the ATS Acquisition on the Company's consolidated balance sheet and statement of operations as of and for the year ended December 31, 2017. In connection with the ATS Acquisition, the Company recorded goodwill of $23,101, representing the amount previously transferred to ATS.

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

Initial Public Offering
In June 2017, the Company completed its initial public offering ("IPO") of 71,724,139 shares of its Class A common stock (12,068,966 shares sold by the Company and 59,655,173 shares sold by existing stockholders) at a price to the public of $30.00 per share, including the underwriters full exercise of their option to purchase 7,781,110 shares to cover overallotments. At the date of the IPO, Altice N.V. owned approximately 70.2% of the Company's issued and outstanding common stock, which represented approximately 98.2% of the voting power of the Company's outstanding common stock. The Company’s Class A common stock began trading on June 22, 2017, on the New York Stock Exchange under the symbol "ATUS".
In connection with the sale of its Class A common stock, the Company received proceeds of approximately $362,069, before deducting the underwriting discount and expenses directly related to the issuance of the securities of $12,998. The Company did not receive any proceeds from the sale of shares by the selling stockholders. In July 2017, the Company used approximately $350,120 of the proceeds to fund the redemption of $315,779 principal amount of 10.875% senior notes that mature in 2025 issued by CSC Holdings, an indirect wholly-owned subsidiary of the Company, and the related call premium of approximately $34,341.
The following organizational transactions were consummated prior to the IPO:

•	the Company amended and restated its certificate of incorporation to, among other things, provide for Class A common stock, Class B common stock and Class C common stock;

•
BC Partners LLP ("BCP") and Canada Pension Plan Investment Board (‘‘CPPIB and together with BCP, the‘‘Co-Investors’’) and Uppernext S.C.S.p. ("Uppernext"), an entity controlled by Mr. Patrick Drahi (founder and controlling stockholder of Altice N.V.), exchanged their indirect ownership interest in the Company for shares of the Company’s common stock;

•	Neptune Management LP (‘‘Management LP’’) redeemed its Class B units for shares of the Company’s common stock that it received from the redemption of its Class B units in Neptune Holding US LP;

•
the Company converted $525,000 aggregate principal amount of notes issued by the Company to the Co-Investors (together with accrued and unpaid interest and applicable premium) into shares of the Company’s common stock at the IPO price (see Note 9 for further details);

•
$1,225,000 aggregate principal amount of notes issued by the Company to a subsidiary of Altice N.V. (together with accrued and unpaid interest and applicable premium) was transferred to CVC 3 B.V., an indirect subsidiary of Altice N.V. ("CVC 3") and then the Company converted such notes into shares of the Company’s common stock at the IPO price (see Note 9 for further details);

•
the Co-Investors, Neptune Holding US LP, A4 S.A. (an entity controlled by the family of Mr. Drahi), and former Class B unitholders of Management LP (including Uppernext) exchanged shares of the Company’s common stock for new shares of the Company’s Class A common stock; and

•	CVC 3 and A4 S.A. exchanged shares of the Company’s common stock for new shares of the Company’s Class B common stock.
Acquisition of Cablevision Systems Corporation
On June 21, 2016 (the "Cablevision Acquisition Date"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 16, 2015, by and among Cablevision, Altice N.V., Neptune Merger Sub Corp., a wholly-owned subsidiary of Altice N.V. ("Merger Sub"), Merger Sub merged with and into Cablevision, with Cablevision surviving the merger (the "Cablevision Acquisition").
In connection with the Cablevision Acquisition, each outstanding share of the Cablevision NY Group Class A common stock, par value $0.01 per share ("CNYG Class A Shares"), and Cablevision NY Group Class B common stock, par value $0.01 per share ("CNYG Class B Shares", and together with the CNYG Class A Shares, the "Shares"), and together with the Cablevision NY Group Class A common stock, the "Shares" other than Shares owned by Cablevision, Altice N.V. or any of their respective wholly-owned subsidiaries, in each case not held on behalf of third parties in a fiduciary capacity, received $34.90 in cash without interest, less applicable tax withholdings (the "Cablevision Acquisition Consideration").

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

Pursuant to an agreement, dated December 21, 2015, by and among CVC 2 B.V., CIE Management IX Limited, for and on behalf of the limited partnerships BC European Capital IX-1 through 11 and Canada Pension Plan Investment Board, certain affiliates of BCP and CPPIB (the "Co-Investors") funded approximately $1,000,000 toward the payment of the aggregate Per Share Cablevision Acquisition Consideration, and indirectly acquired approximately 30% of the Shares of Cablevision.
Also in connection with the Cablevision Acquisition, outstanding equity-based awards granted under Cablevision’s equity plans were cancelled and converted into cash based upon the $34.90 per Share Cablevision Acquisition Consideration in accordance with the original terms of the awards. The total consideration for the outstanding CNYG Class A Shares, the outstanding CNYG Class B Shares, and the equity-based awards amounted to $9,958,323.
In connection with the Cablevision Acquisition, in October 2015, Neptune Finco Corp. ("Finco"), an indirect wholly-owned subsidiary of Altice N.V. formed to complete the financing described herein and the merger with CSC Holdings, LLC ("CSC Holdings"), a wholly-owned subsidiary of Cablevision, borrowed an aggregate principal amount of $3,800,000 under a term loan facility (the "Term Credit Facility") and entered into revolving loan commitments in an aggregate principal amount of $2,000,000 (the "Revolving Credit Facility" and, together with the Term Credit Facility, the "Credit Facilities").
Finco also issued $1,800,000 aggregate principal amount of 10.125% senior notes due 2023 (the "2023 Notes"), $2,000,000 aggregate principal amount of 10.875% senior notes due 2025 (the "2025 Notes"), and $1,000,000 aggregate principal amount of 6.625% senior guaranteed notes due 2025 (the "2025 Guaranteed Notes") (collectively the "Cablevision Acquisition Notes").
On June 21, 2016, immediately following the Cablevision Acquisition, Finco merged with and into CSC Holdings, with CSC Holdings surviving the merger (the "CSC Holdings Merger"), and the Cablevision Acquisition Notes and the Credit Facilities became obligations of CSC Holdings.
On June 21, 2016, in connection with the Cablevision Acquisition, the Company issued notes payable to affiliates and related parties aggregating $1,750,000, of which $875,000 bore interest at 10.75% and $875,000 bore interest at 11%. See Note 9 for a discussion regarding the conversion of these notes payable to shares of the Company's common stock prior to the consummation of the IPO.
The Cablevision Acquisition was accounted for as a business combination in accordance with ASC Topic 805. Accordingly, the Company stepped up 100% of the assets and liabilities assumed to their fair value at the Cablevision Acquisition Date. See Note 3 for further details.
Acquisition of Cequel Corporation
On December 21, 2015, Altice N.V., though a subsidiary, acquired approximately 70% of the total outstanding equity interests in Cequel (the "Cequel Acquisition") from the direct and indirect stockholders of Cequel Corporation (the "Sellers"). The consideration for the acquired equity interests, which was based on a total equity valuation for 100% of the capital and voting rights of Cequel, was $3,973,528, including $2,797,928 of cash consideration, $675,600 of retained equity held by entities affiliated with BC Partners and CPPIB and $500,000 funded by the issuance by an affiliate of Altice N.V. of a senior vendor note that was subscribed by entities affiliated with BC Partners and CPPIB. Following the closing of the Cequel Acquisition, entities affiliated with BC Partners and CPPIB retained a 30% equity interest in a parent entity of the Company. In addition, the carried interest plans of the stockholders were cashed out whereby payments were made to participants in such carried interest plans, including certain officers and directors of Cequel.
Altice N.V. Distribution
On January 8, 2018, Altice N.V. announced plans for the separation of the Company from Altice N.V. Altice N.V. will distribute substantially all of its equity interest in the Company through a distribution in kind to holders of Altice N.V.'s common shares A and common shares B (the “Distribution”). Following the Distribution, Altice N.V. will no longer own a controlling equity interest in the Company, and the Company will operate independently from Altice N.V.
The implementation of the Distribution is expected to be subject to certain conditions precedent being satisfied or waived. Although Altice N.V. and the Company have not yet negotiated the final terms of the Distribution and related transactions, the Company expects that the following will be conditions to the Distribution:

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

•
Approval of Altice N.V. shareholders of (i) the distribution in kind and (ii) the board resolution approving the change in identity and character of the business of Altice N.V. resulting from the Distribution;

•	Receipt of certain U.S. regulatory approvals, which could take up to 180 days;

•	This Registration Statement filed on January 8, 2018 being declared effective by the U.S. Securities and Exchange Commission (the ‘‘Commission’’);

•
The entry into the Master Separation Agreement and the entry into, amendments to or termination of various arrangements between Altice N.V. and the Company, such as a license to use the Altice brand, the stockholders’ agreement among Altice USA, Altice N.V. and certain other parties and the management agreement pursuant to which the Company pays a quarterly management fee to Altice N.V.; and

•	The declaration and payment of a one-time $1.5 billion dividend to Altice USA stockholders as of a record date prior to the Distribution (the ‘‘Pre-Distribution Dividend’’).
Prior to Altice N.V.'s announcement of the Distribution, the Board of Directors of Altice USA, acting through its independent directors, approved in principle the payment of the Pre-Distribution Dividend to all shareholders immediately prior to completion of the separation. Formal approval of the Pre-Distribution Dividend and setting of a record date are expected to occur in the second quarter of 2018. The payment of the Pre-Distribution Dividend will be funded with available Cablevision revolving facility capacity and available cash from new financings, completed in January 2018, at CSC Holdings LLC, a wholly-owned subsidiary of Cablevision. In addition, the Board of Directors of Altice USA has authorized a share repurchase program of $2.0 billion, effective following completion of the separation.
In connection with the Distribution, it is expected that the Management Advisory and Consulting Services Agreement with Altice N.V. which provides certain consulting, advisory and other services will be terminated. Compensation under the terms of the agreement is an annual fee of $30,000 paid by the Company.
NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Summary of Significant Accounting Policies
Revenue Recognition
Residential Services
The Company derives revenue through monthly charges to residential customers of its pay television, broadband, and telephony services, including installation services. In addition, the Company derives revenue from digital video recorder ("DVR"), video-on-demand ("VOD"), pay‑per‑view, and home shopping commissions which are reflected in "Residential pay TV" revenues. The Company recognizes pay television, broadband, and telephony revenues as the services are provided to a customer on a monthly basis. Revenue from the sale of bundled services at a discounted rate is allocated to each product based on the standalone selling price of each performance obligation within the bundled offer. The standalone selling price requires judgment and is typically determined based on the current prices at which the separate services are sold by the Company. Installation revenue for the Company's residential services is deferred and recognized over the benefit period, which is estimated to be less than one year. The estimated benefit period takes into account both quantitative and qualitative factors including the significance of average installation fees to total recurring revenue per customer.
The Company is assessed non-income related taxes by governmental authorities, including franchising authorities (generally under multi-year agreements), and collects such taxes from its customers.  In instances where the tax is being assessed directly on the Company, amounts paid to the governmental authorities are recorded as programming and other direct costs and amounts received from the customers are recorded as revenue. For the years ended December 31, 2017 and 2016, the amount of franchise fees and certain other taxes and fees included as a component of revenue aggregated $259,075 and $154,732, respectively.
Business and Wholesale Services
The Company derives revenue from the sale of products and services to both large enterprise and SMB customers, including broadband, telephony, networking, and pay television services reflected in "Business services and wholesale" revenues. The Company's business services also include Ethernet, data transport, and IP-based virtual private networks.

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

The Company also provides managed services to businesses, including hosted telephony services (cloud based SIP-based private branch exchange), managed Wi-Fi, managed desktop and server backup and managed collaboration services including audio and web conferencing. The Company also offers fiber-to-the-tower services to wireless carriers for cell tower backhaul and enable wireline communications service providers to connect to customers that their own networks do not reach. The Company recognizes revenues for these services as the services are provided to a customer on a monthly basis.
Substantially all of our SMB customers are billed monthly and large enterprise customers are billed in accordance with the terms of their contracts which is typically also on a monthly basis. Contracts with large enterprise customers typically range from three to five years. Installation revenue related to our large enterprise customers is deferred and recognized over the average contract term. Installation revenue related to SMB customers is deferred and recognized over the benefit period, which is less than a year. The estimated benefit period for SMB customers takes into account both quantitative and qualitative factors including the significance of average installation fees to total recurring revenue per customer.
Advertising
As part of the agreements under which the Company acquires pay television programming, the Company typically receives an allocation of scheduled advertising time during such programming into which the Company's cable systems can insert commercials. In several of the markets in which the Company operates, it has entered into agreements commonly referred to as interconnects with other cable operators to jointly sell local advertising. In some of these markets, the Company represents the advertising sales efforts of other cable operators; in other markets, other cable operators represent the Company. Advertising revenues are recognized when commercials are aired. Arrangements in which the Company controls the sale of advertising and acts as the principal to the transaction, the Company recognizes revenue earned from the advertising customer on a gross basis and the amount remitted to the distributor as an operating expense. Arrangements in which the Company does not control the sale of advertising and acts as an agent to the transaction, the Company recognizes revenue net of any fee remitted to the distributor.
The Company's advanced advertising businesses provide data-driven, audience-based advertising solutions using advanced analytics tools that provide granular measurement of consumer groups, accurate hyper-local ratings and other insights into target audience behavior not available through traditional sample-based measurement services. Revenue earned from the Company's advanced advertising businesses are recognized when services are provided.
Other
Revenues derived from other sources are recognized when services are provided or events occur.
Contract Assets
Incremental costs incurred in obtaining a contract with a customer are deferred and recorded as a contract asset if the period of benefit is expected to be greater than one year. Sales commissions for enterprise and certain SMB customers are deferred and amortized over the average contract term. For sales commission expenses related to residential and SMB customers with a term of one year or less, the Company is utilizing the practical expedient and is recognizing the costs when incurred.  Cost of fulfilling a contract with a customer are deferred and recorded as a contract asset if they generate or enhance resources of the Company that will be used in satisfying future performance obligations and are expected to be recovered. Installation costs related to residential and SMB customers that are not capitalized as part of the initial deployment of new customer premise equipment are expensed as incurred pursuant to industry-specific guidance.
The following table provides information about contracts assets and contract liabilities related to contracts with customers:

	December 31,
	2017	2016
Contract assets (a)	$24,329	$24,329
Deferred revenue (b)	117,679	103,996

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

(a)	Contract assets include primarily sales commissions for enterprise customers that are deferred and amortized over the average contract term.

(b)
Deferred revenue represents payments received from customers for services that have yet to be provided and installation revenue which is deferred and recognized over the benefit period. The majority of the Company's deferred revenue represents payments for services for up to one month in advance from residential and SMB customers which is realized within the following month as services are performed.

A significant portion of our revenue is derived from residential and SMB customer contracts which are month-to month. As such, the amount of revenue related to unsatisfied performance obligations is not necessarily indicative of the future revenue to be recognized from our existing customer base. Contracts with enterprise customers generally range from three to five years, and services may only be terminated in accordance with the contractual terms.
Multiple-Element Transactions
In the normal course of business, the Company may enter into multiple-element transactions where it is simultaneously both a customer and a vendor with the same counterparty or in which it purchases multiple products and/or services, or settles outstanding items contemporaneously with the purchase of a product or service, from a single counterparty. The Company's policy for accounting for each transaction negotiated contemporaneously is to record each deliverable of the transaction based on its best estimate of selling price in a manner consistent with that used to determine the price to sell each deliverable on a standalone basis.  In determining the fair value of the respective deliverable, the Company will utilize quoted market prices (as available), historical transactions or comparable transactions.
Technical and Operating Expenses
Costs of revenue related to sales of services are classified as "programming and other direct costs" in the accompanying consolidated statements of operations.
Programming Costs
Programming expenses related to the Company's pay television service represent fees paid to programming distributors to license the programming distributed to customers.  This programming is acquired generally under multi-year distribution agreements, with rates usually based on the number of customers that receive the programming.  If there are periods when an existing distribution agreement has expired and the parties have not finalized negotiations of either a renewal of that agreement or a new agreement for certain periods of time, the Company continues to carry and pay for these services until execution of definitive replacement agreements or renewals.  The amount of programming expense recorded during the interim period is based on the Company's estimates of the ultimate contractual agreement expected to be reached, which is based on several factors, including previous contractual rates, customary rate increases and the current status of negotiations.  Such estimates are adjusted as negotiations progress until new programming terms are finalized.
In addition, the Company has received, or may receive, incentives from programming distributors for carriage of the distributors' programming.  The Company generally recognizes these incentives as a reduction of programming costs in "programming and other direct costs", generally over the term of the distribution agreement.
Advertising Expenses
Advertising costs are charged to expense when incurred and are reflected in "other operating expenses" in the accompanying consolidated statements of operations.  Advertising costs amounted to $224,120 and $135,513 for the years ended December 31, 2017 and 2016, respectively.
Share-Based Compensation
Share-based compensation expense is based on the fair value of the portion of share-based payment awards that are ultimately expected to vest. Share-based compensation cost relates to awards of units in a carried unit plan and options.
For carried interest units, the Company measures share-based compensation cost at the grant date fair value and recognizes the expense over the requisite service period or when it is probable any related performance condition will be met. For carried interest units with graded vesting requirement, compensation cost is recognized on an accelerated method under the graded vesting method over the requisite service period for the carried interest unit. Carried interest units that vest entirely at the end of the vesting requirement are expensed on a straight-line basis.

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

The Company estimated the fair value of carried interest units using an option pricing model. Key inputs that were used in applying the option pricing method were total equity value, equity volatility, risk free rate and time to liquidity event. The estimate of total equity value was determined using a combination of the income approach, which incorporated cash flow projections that were discounted at an appropriate rate, and the market approach, which involved applying a market multiple to the Company’s projected operating results. The Company estimated volatility based on the historical equity volatility of comparable publicly-traded companies. Subsequent to the IPO, such subjective valuations and estimates were no longer necessary as the Company relied on the market price of the Company’s common stock to determine the fair value of share-based compensation awards. See Note 13 to the consolidated financial statements for additional information about our share-based compensation.
For stock option awards, the Company recognizes compensation expense based on the estimated grant date fair value using the Black-Scholes valuation model. For options not subject to performance based vesting conditions, the Company recognizes the compensation expense using a straight-line amortization method.
Income Taxes
The Company's provision for income taxes is based on current period income, changes in deferred tax assets and liabilities and changes in estimates with regard to uncertain tax positions.  Deferred tax assets are subject to an ongoing assessment of realizability.  The Company provides deferred taxes for the outside basis difference of its investment in partnerships.
Cash and Cash Equivalents
The Company's cash investments are placed with money market funds and financial institutions that are investment grade as rated by Standard & Poor's and Moody's Investors Service.  The Company selects money market funds that predominantly invest in marketable, direct obligations issued or guaranteed by the United States government or its agencies, commercial paper, fully collateralized repurchase agreements, certificates of deposit, and time deposits.
The Company considers the balance of its investment in funds that substantially hold securities that mature within three months or less from the date the fund purchases these securities to be cash equivalents.  The carrying amount of cash and cash equivalents either approximates fair value due to the short-term maturity of these instruments or are at fair value.
Accounts Receivable
Accounts receivable are recorded at net realizable value. The Company periodically assesses the adequacy of valuation allowances for uncollectible accounts receivable by evaluating the collectability of outstanding receivables and general factors such as historical collection experience, length of time individual receivables are past due, and the economic and competitive environment.
Investments
Investment securities and investment securities pledged as collateral are classified as trading securities and are stated at fair value with realized and unrealized holding gains and losses included in net income.
Long-Lived Assets and Amortizable Intangible Assets
Property, plant and equipment, including construction materials, are carried at cost, and include all direct costs and certain indirect costs associated with the construction of cable systems, and the costs of new equipment installations.  Equipment under capital leases is recorded at the present value of the total minimum lease payments.  Depreciation on equipment is calculated on the straight-line basis over the estimated useful lives of the assets or, with respect to equipment under capital leases and leasehold improvements, amortized over the shorter of the lease term or the assets' useful lives and reported in depreciation and amortization (including impairments) in the consolidated statements of operations.
The Company capitalizes certain internal and external costs incurred to acquire or develop internal-use software.  Capitalized software costs are amortized over the estimated useful life of the software and reported in depreciation and amortization.
Customer relationships, trade names and other intangibles established in connection with acquisitions that are finite-lived are amortized in a manner that reflects the pattern in which the projected net cash inflows to the Company are

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

expected to occur, such as the sum of the years' digits method, or when such pattern does not exist, using the straight-line basis over their respective estimated useful lives.
The Company reviews its long-lived assets (property, plant and equipment, and intangible assets subject to amortization that arose from acquisitions) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable.  If the sum of the expected cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.
Goodwill and Indefinite-Lived Intangible Assets
Goodwill and the value of franchises acquired in purchase business combinations which have indefinite useful lives are not amortized.  Rather, such assets are tested for impairment annually or upon the occurrence of a triggering event.
The Company assesses qualitative factors for its reporting units that carry goodwill.  If the qualitative assessment results in a conclusion that it is more likely than not that the fair value of a reporting unit exceeds the carrying value, then no further testing is performed for that reporting unit.
When the qualitative assessment is not used, or if the qualitative assessment is not conclusive and it is necessary to calculate the fair value of a reporting unit, then the impairment analysis for goodwill is performed at the reporting unit level using a two-step approach.  The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of the reporting unit with its carrying amount, including goodwill utilizing an enterprise-value based premise approach.  If the carrying amount of the reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of goodwill impairment loss, if any.  The second step of the goodwill impairment test compares the implied fair value of the reporting unit's goodwill with the carrying amount of that goodwill.  If the carrying amount of the reporting unit's goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.  The implied fair value of goodwill is determined in the same manner as the amount of goodwill which would be recognized in a business combination.
The Company assesses qualitative factors to determine whether it is necessary to perform the one-step quantitative identifiable indefinite-lived intangible assets impairment test.  This quantitative test is required only if the Company concludes that it is more likely than not that a unit of accounting’s fair value is less than its carrying amount.  When the qualitative assessment is not used, or if the qualitative assessment is not conclusive, the impairment test for other intangible assets not subject to amortization requires a comparison of the fair value of the intangible asset with its carrying value.  If the carrying value of the indefinite-lived intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.
Deferred Financing Costs
Deferred financing costs are being amortized to interest expense using the effective interest method over the terms of the related debt.
Derivative Financial Instruments
The Company accounts for derivative financial instruments as either assets or liabilities measured at fair value.  The Company uses derivative instruments to manage its exposure to market risks from changes in certain equity prices and interest rates and does not hold or issue derivative instruments for speculative or trading purposes.  These derivative instruments are not designated as hedges, and changes in the fair values of these derivatives are recognized in the statements of operations as gains (losses) on derivative contracts.
Commitments and Contingencies
Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when the Company believes it is probable that a liability has been incurred and the amount of the contingency can be reasonably estimated.
Recently Adopted Accounting Pronouncements
In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers ("ASC 606"), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

to customers. ASC 606 replaced most existing revenue recognition guidance in GAAP and allowed the use of either the retrospective or cumulative effect transition method.
In December 2016, the FASB issued ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers, in order to clarify the Codification and to correct any unintended application of the guidance. The amendments in this update affected the guidance in ASC 606. ASC 606 was adopted by the Company on January 1, 2018 on a full retrospective basis, which required the Company to reflect the impact of the updated guidance for all periods presented. The adoption of ASC 606 did not have a material impact on the Company’s financial position or results of operations. See Note 20 for information on the impact of the adoption of ASC 606.
In March 2017, the FASB issued ASU No. 2017‑07 Compensation-Retirement Benefits (Topic 715). ASU No. 2017‑07 requires that an employer disaggregate the service cost component from the other components of net benefit cost. It also provides guidance on how to present the service cost component and the other components of net benefit cost in the income statement and what component of net benefit cost is eligible for capitalization. ASU No. 2017‑07 was adopted by the Company on January 1, 2018 and was applied retrospectively. As a result of the adoption, the Company reclassified the non-service cost components of the Company's pension expense for the years ended December 31, 2017 and 2016 from other operating expenses to other income (expense), net. The Company elected to apply the practical expedient which allowed it to reclassify amounts disclosed previously in the benefits plan note (Note 17 of the consolidated financial statements) as the basis for applying retrospective presentation for comparative periods, as the Company determined it was impracticable to disaggregate the cost components for amounts capitalized and amortized in those periods. See Note 20 for information on the impact of the adoption of ASU No. 2017-07.
In March 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2016-09, Compensation—Stock Compensation: Improvements to Employee Share-Based Payment Accounting, which provides simplification of income tax accounting for share-based payment awards. The new guidance became effective for the Company on January 1, 2017. Amendments related to the timing of when excess tax benefits are recognized, minimum statutory withholding requirements, forfeitures, and intrinsic value were applied using the modified retrospective transition method. Amendments requiring recognition of excess tax benefits and tax deficiencies in the income statement and the practical expedient for estimating expected term were applied prospectively. The Company elected to apply the amendments related to the presentation of excess tax benefits on the statement of cash flows using the prospective transition method. In connection with the adoption on January 1, 2017, a deferred tax asset of approximately $310,771 for previously unrealized excess tax benefits was recognized with the offset recorded to accumulated deficit.
Recently Issued But Not Yet Adopted Accounting Pronouncements
In February 2018, the FASB issued ASU No. 2018-02, Income Statement—Reporting Comprehensive Income (Topic 220) Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The primary provision of ASU No. 2018-02 allows for the reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act. ASU 2018-02 also requires certain disclosures about stranded tax effects. ASU No. 2018‑02 is effective for the Company on January 1, 2019, with early adoption permitted and will be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized.
In May 2017, the FASB issued ASU No. 2017‑09, Compensation- Stock Compensation (Topic 718). ASU No. 2017‑09 provides clarity and guidance on which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. ASU No. 2017‑09 is effective for the Company on January 1, 2018 and will be applied prospectively.
In January 2017, the FASB issued ASU No. 2017‑04, Intangibles-Goodwill and Other (Topic 350). ASU No. 2017‑04 simplifies the subsequent measurement of goodwill by removing the second step of the two‑step impairment test. The amendment requires an entity to perform its annual, or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. ASU No. 2017‑04 becomes effective for the Company on January 1, 2020 with early adoption permitted and will be applied prospectively.

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

In January 2017, the FASB issued ASU No. 2017‑01, Business Combinations (Topic 805), Clarifying the Definition of a Business, which amends Topic 805 to interpret the definition of a business by adding guidance to assist in evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The new guidance is effective for the Company on January 1, 2018 and will be applied prospectively.
In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments which clarifies how entities should classify certain cash receipts and cash payments on the statement of cash flows. ASU No. 2016-15 also clarifies how the predominance principle should be applied when cash receipts and cash payments have aspects of more than one class of cash flows. The new guidance is effective for the Company on January 1, 2018 and will be applied retrospectively. The Company does not believe that the adoption of ASU No. 2016-15 will have a material effect on its consolidated statements of cash flows.
In February 2016, the FASB issued ASU No. 2016-02, Leases, which increases transparency and comparability by recognizing a lessee’s rights and obligations resulting from leases by recording them on the balance sheet as lease assets and lease liabilities. The new guidance becomes effective for the Company on January 1, 2019 with early adoption permitted and will be applied using the modified retrospective method. The Company has not yet completed the evaluation of the effect that ASU No. 2016-02 will have on its consolidated financial statements.
In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments - Overall (Subtopic 825-10), Recognition and Measurement of Financial Assets and Financial Liabilities.  ASU No. 2016-01 modifies how entities measure certain equity investments and also modifies the recognition of changes in the fair value of financial liabilities measured under the fair value option. Entities will be required to measure equity investments that do not result in consolidation and are not accounted for under the equity method at fair value and recognize any changes in fair value in net income. For financial liabilities measured using the fair value option, entities will be required to record changes in fair value caused by a change in instrument-specific credit risk (own credit risk) separately in other comprehensive income. ASU No. 2016-01 is effective for the Company on January 1, 2018.  The Company does expect the adoption of ASU No. 2016-01 to have any effect on its consolidated financial statements.
Common Stock of Altice USA
At December 31, 2017, the Company had 246,982,292 shares of Class A common stock and 490,086,674 shares of Class B common stock, with a par value of $0.01, issued and outstanding. Each holder of Class A common stock has one vote per share while holders of Class B common stock have twenty-five votes per share. Class B shares can be converted to Class A common stock at anytime with a conversion ratio of one Class A common share for one Class B common share.
At December 31, 2016, the Company had 100 shares of common stock, with a par value of $0.01, issued and outstanding.
Dividends and Distributions
The Company may pay dividends on its capital stock only from net profits and surplus as determined under Delaware law.  If dividends are paid on the Altice USA common stock, holders of the Altice USA Class A common stock and Altice USA Class B common stock are entitled to receive dividends, and other distributions in cash, stock or property, equally on a per share basis, except that stock dividends with respect to Altice USA Class A common stock may be paid only with shares of Altice USA Class A common stock and stock dividends with respect to Altice USA Class B common stock may be paid only with shares of Altice USA Class B common stock.
The Company's indentures restrict the amount of dividends and distributions in respect of any equity interest that can be made.
Prior to the Company's IPO, the Company declared and paid cash distributions to stockholders aggregating $839,700 in the second quarter of 2017. In 2016, the Company declared cash distributions of $445,176 of which $365,559 were paid in 2016 and $79,617 were paid in the first quarter of 2017.
Net Income (Loss) Per Share
Basic net income (loss) per common share attributable to Altice USA stockholders is computed by dividing net income (loss) attributable to Altice USA stockholders by the weighted average number of common shares outstanding during the period.  Diluted income per common share attributable to Altice USA stockholders reflects the dilutive effects of stock options. Diluted net loss per common share attributable to Altice USA stockholders excludes the effects of common

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

stock equivalents as they are anti-dilutive. The weighted average number of shares used to compute basic and diluted net income (loss) per share reflect the retroactive impact of the organizational transactions, discussed in Note 1, that occurred prior to the Company's IPO.
The following table presents a reconciliation of weighted average shares used in the calculation of the basic and diluted net income per share attributable to Altice USA stockholders for the year ended December 31, 2017:

Basic weighted average shares outstanding	696,055,000

Effect of dilution:
Stock options	—
Diluted weighted average shares outstanding	696,055,000
Anti-dilutive shares totaling approximately 14,000 shares, have been excluded from diluted weighted average shares outstanding for the year ended December 31, 2017.
Concentrations of Credit Risk
Financial instruments that may potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and trade account receivables.  The Company monitors the financial institutions and money market funds where it invests its cash and cash equivalents with diversification among counterparties to mitigate exposure to any single financial institution.  The Company's emphasis is primarily on safety of principal and liquidity and secondarily on maximizing the yield on its investments.  Management believes that no significant concentration of credit risk exists with respect to its cash and cash equivalents because of its assessment of the creditworthiness and financial viability of the respective financial institutions.
The Company did not have a single customer that represented 10% or more of its consolidated revenues for the years ended December 31, 2017 and 2016, or 10% or more of its consolidated net trade receivables at December 31, 2017 and 2016, respectively.
Use of Estimates in Preparation of Financial Statements
The preparation of financial statements in conformity with U.S. generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  See Note 11 for a discussion of fair value estimates.
Reclassifications
Certain reclassifications have been made to the 2016 financial statements to conform to the 2017 presentation.
NOTE 3.    BUSINESS COMBINATIONS
ATS Acquisition
As the ATS acquisition discussed in Note 1 is a combination of businesses under common control, the Company combined the results of operations and related assets and liabilities of ATS for all periods since its formation. See Note 20 for the impact of the ATS Acquisition on the Company's consolidated balance sheet and statement of operations as of and for the year ended December 31, 2017.
Cablevision Acquisition
As discussed in Note 1, the Company completed the Cablevision Acquisition on June 21, 2016. The acquisition was accounted for as a business combination in accordance with ASC Topic 805. Accordingly, the Company recorded the fair value of the assets and liabilities assumed at the date of acquisition.
The following table provides the allocation of the total purchase price of $9,958,323 to the identifiable tangible and intangible assets and liabilities of Cablevision based on their respective fair values. The remaining useful lives represent the period over which acquired tangible and intangible assets with a finite life are being depreciated or amortized.

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

	Fair Values	Estimated Useful Lives

Current assets	$1,923,071
Accounts receivable	271,305
Property, plant and equipment	4,864,621	2-18 years
Goodwill	5,842,172
Indefinite-lived cable television franchises	8,113,575	Indefinite-lived
Customer relationships	4,850,000	8 to 18 years
Trade names (a)	1,010,000	12 years
Amortizable intangible assets	23,296	1-15 years
Other non-current assets	748,998
Current liabilities	(2,311,201)
Long-term debt	(8,355,386)
Deferred income taxes.	(6,832,773)
Other non-current liabilities	(189,355)
Total	$9,958,323

(a)	See Note 8 for additional information regarding a change in the remaining estimated useful lives of the Company's trade names.
The fair value of customer relationships and cable television franchises were valued using derivations of the "income" approach. The future expected earnings from these assets were discounted to their present value equivalent.
Trade names were valued using the relief from royalty method, which is based on the present value of the royalty payments avoided as a result of the company owning the intangible asset.
The basis for the valuation methods was the Company’s projections. These projections were based on management’s assumptions including among others, penetration rates for pay television, broadband, and telephony; revenue growth rates; operating margins; and capital expenditures. The assumptions are derived based on the Company’s and its peers’ historical operating performance adjusted for current and expected competitive and economic factors surrounding the cable industry. The discount rates used in the analysis are intended to reflect the risk inherent in the projected future cash flows generated by the respective intangible asset. The value is highly dependent on the achievement of the future financial results contemplated in the projections. The estimates and assumptions made in the valuation are inherently subject to significant uncertainties, many of which are beyond the Company's control, and there is no assurance that these results can be achieved. The primary assumptions for which there is a reasonable possibility of the occurrence of a variation that would have significantly affected the value include the assumptions regarding revenue growth, programming expense growth rates, the amount and timing of capital expenditures and the discount rate utilized.
In establishing fair value for the vast majority of the acquired property, plant and equipment, the cost approach was utilized. The cost approach considers the amount required to replace an asset by constructing or purchasing a new asset with similar utility, then adjusts the value in consideration of physical depreciation, and functional and economic obsolescence as of the appraisal date. The cost approach relies on management’s assumptions regarding current material and labor costs required to rebuild and repurchase significant components of property, plant and equipment along with assumptions regarding the age and estimated useful lives of property, plant and equipment.
The estimates of expected useful lives take into consideration the effects of contractual relationships, customer attrition, eventual development of new technologies and market competition.
Long-term debt assumed was valued using quoted market prices (Level 2). The carrying value of most other assets and liabilities approximated fair value as of the acquisition date.
As a result of applying business combination accounting, the Company recorded goodwill, which represented the excess of organization value over amounts assigned to the other identifiable tangible and intangible assets arising from expectations of future operational performance and cash generation.

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

The following table presents the unaudited pro forma revenue and net loss for the period presented as if the Cablevision Acquisition had occurred on January 1, 2016:

Year Ended December 31, 2016
Revenue	$9,154,816
Net loss	$(721,257)
The pro forma results presented above include the impact of additional amortization expense related to the identifiable intangible assets recorded in connection with the Cablevision Acquisition, additional depreciation expense related to the fair value adjustment to property, plant and equipment and the incremental interest resulting from the issuance of debt to fund the Cablevision Acquisition, net of the reversal of interest and amortization of deferred financing costs related to credit facilities that were repaid on the date of the Cablevision Acquisition and the accretion/amortization of fair value adjustments associated with the long-term debt acquired.
Other Acquisitions
In connection with certain acquisitions completed in the first and fourth quarters of 2017, the Company recorded amortizable intangibles of $45,000 relating to customer relationships and $9,400 relating to other amortizable intangibles. The Company recorded goodwill of $23,948, which represents the excess of the estimated purchase price of approximately $80,000 (based on current probability of contingent consideration) over the net book value of assets acquired. These values are based on preliminary fair value information currently available, which is subject to change within the measurement period (up to one year from the acquisition date). The acquired entities are included in the Cablevision segment.
NOTE 4.    SUPPLEMENTAL CASH FLOW INFORMATION
The Company's non-cash investing and financing activities and other supplemental data were as follows:

	Years Ended December 31,
	2017	2016
Non-Cash Investing and Financing Activities:
Continuing Operations:
Conversion of notes payable to affiliates and related parties of $1,750,000 (together with accrued and unpaid interest and applicable premium) to common stock (See Note 9)	$2,264,252	$—
Property and equipment accrued but unpaid	171,604	155,653
Distributions declared but not paid	—	79,617
Leasehold improvements paid by landlord	3,998	—
Notes payable to vendor	40,131	12,449
Capital lease obligations	9,385	—
Deferred financing costs accrued but unpaid	—	2,570
Supplemental Data:
Cash interest paid	1,765,126	1,192,370
Income taxes paid, net	29,006	1,538

NOTE 5.    RESTRUCTURING AND OTHER EXPENSE
Restructuring
Beginning in the first quarter of 2016, the Company commenced its restructuring initiatives (the "2016 Restructuring Plan") that are intended to simplify the Company's organizational structure.

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

The following table summarizes the activity for the 2016 Restructuring Plan:
	Severance and Other Employee Related Costs	Facility Realignment and Other Costs	Total
Restructuring charges incurred in 2016	$215,420	$11,157	$226,577
Payments and other	(113,301)	(2,760)	(116,061)
Accrual balance at December 31, 2016	102,119	8,397	110,516
Restructuring charges	142,679	7,243	149,922
Payments and other	(131,324)	(6,014)	(137,338)
Accrual balance at December 31, 2017	$113,474	$9,626	$123,100
Cumulative costs to date relating to the 2016 Restructuring Plan amounted to $309,297 and $67,202 for our Cablevision segment and Cequel segment, respectively.
Transaction Costs
For the year ended December 31, 2017, the Company incurred transaction costs of $2,479 related to the acquisition of a business during the first quarter of 2017 and other transactions. For the year ended December 31, 2016, the Company incurred transaction costs of $13,845, related to the acquisitions of Cablevision and Cequel.
NOTE 6.    PROPERTY, PLANT AND EQUIPMENT
Costs incurred in the construction of the Company's cable systems, including line extensions to, and upgrade of, the Company's hybrid fiber/coaxial infrastructure, initial placement of the feeder cable to connect a customer that had not been previously connected, and headend facilities are capitalized.  These costs consist of materials, subcontractor labor, direct consulting fees, and internal labor and related costs associated with the construction activities.  The internal costs that are capitalized consist of salaries and benefits of the Company's employees and the portion of facility costs, including rent, taxes, insurance and utilities, that supports the construction activities.  These costs are depreciated over the estimated life of the plant (10 to 25 years) and headend facilities (4 to 25 years).  Costs of operating the plant and the technical facilities, including repairs and maintenance, are expensed as incurred.
Installation costs associated with the initial deployment of new customer premise equipment (“CPE”) necessary to provide pay television, broadband or telephony services are also capitalized. These costs include materials, subcontractor labor, internal labor, and other related costs associated with the connection activities.  The departmental activities supporting the connection process are tracked through specific metrics, and the portion of departmental costs that is capitalized is determined through a time weighted activity allocation of costs incurred based on time studies used to estimate the average time spent on each activity.  These installation costs are amortized over the estimated useful lives of the CPE necessary to provide pay television, broadband or telephony services.  In circumstances where CPE tracking is not available, the Company estimates the amount of capitalized installation costs based on whether or not the business or residence had been previously connected to the network. These installation costs are depreciated over their estimated useful life of 3-5 years. The portion of departmental costs related to disconnecting services and removing CPE from a customer, costs related to connecting CPE that has been previously connected to the network and repair and maintenance are expensed as incurred.
The estimated useful lives assigned to our property, plant and equipment are reviewed on an annual basis or more frequently if circumstances warrant and such lives are revised to the extent necessary due to changing facts and circumstances.  Any changes in estimated useful lives are reflected prospectively.

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

Property, plant and equipment (including equipment under capital leases) consist of the following assets, which are depreciated or amortized on a straight-line basis over the estimated useful lives shown below:

	December 31, 2017	December 31, 2016	Estimated Useful Lives
Customer premise equipment	$1,093,726	$871,049	3 to 5 years
Headends and related equipment	1,626,293	1,482,631	4 to 25 years
Infrastructure	4,003,845	3,740,494	3 to 25 years
Equipment and software	918,298	735,012	3 to 10 years
Construction in progress (including materials and supplies)	240,496	84,321
Furniture and fixtures	52,545	45,576	5 to 12 years
Transportation equipment	138,147	135,488	5 to 10 years
Buildings and building improvements	394,421	390,337	10 to 40 years
Leasehold improvements	108,071	104,309	Term of lease
Land	47,563	47,715
	8,623,405	7,636,932
Less accumulated depreciation and amortization	(2,599,579)	(1,039,297)
	$6,023,826	$6,597,635
For the years ended December 31, 2017 and December 31, 2016, the Company capitalized certain costs aggregating $151,646 and $75,804, respectively, related to the acquisition and development of internal use software, which are included in the table above.
Depreciation expense on property, plant and equipment (including capital leases) for the years ended December 31, 2017 and 2016 amounted to $1,588,764 and $1,046,896, respectively.
The gross amount of buildings and equipment and related accumulated depreciation recorded under capital leases is presented below:

	December 31,
	2017	2016
Buildings and equipment	$48,936	$53,833
Less accumulated depreciation	(12,972)	(6,306)
	$35,964	$47,527
NOTE 7.    OPERATING LEASES
The Company leases certain office, production, and transmission facilities, as well as office equipment, under terms of leases expiring at various dates through 2100.  The leases generally provide for escalating rentals over the term of the lease plus certain real estate taxes and other costs or credits.  Costs associated with such operating leases are recognized on a straight-line basis over the initial lease term.  The difference between rent expense and rent paid is recorded as deferred rent.  In addition, the Company rents space on utility poles for its operations.  The Company's pole rental agreements are for varying terms, and management anticipates renewals as they expire.  Rent expense, including pole rentals, for the years ended December 31, 2017 and 2016 amounted to $95,017 and $65,881, respectively.
The minimum future annual payments for all operating leases (with initial or remaining terms in excess of one year) during the next five years and thereafter, including pole rentals from January 1, 2018 through December 31, 2022, at rates now in force are as follows:

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

2018	$74,992
2019	72,142
2020	69,203
2021	63,735
2022	55,234
Thereafter	140,406
NOTE 8.    INTANGIBLE ASSETS
The following table summarizes information relating to the Company's acquired amortizable intangible assets:

	As of December 31, 2017			As of December 31, 2016
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Estimated Useful Lives
Customer relationships	$5,970,884	$(1,409,021)	$4,561,863	$5,925,884	$(580,276)	$5,345,608	8 to 18 years
Trade names (a)	1,067,083	(588,574)	478,509	1,066,783	(83,397)	983,386	2 to 5 years
Other amortizable intangibles	37,060	(10,978)	26,082	26,743	(3,093)	23,650	1 to 15 years
	$7,075,027	$(2,008,573)	$5,066,454	$7,019,410	$(666,766)	$6,352,644

(a)
On May 23, 2017, Altice N.V. announced the adoption of a global brand to replace the Company's brands in the future, reducing the remaining useful lives of these trade name intangibles to three years from the date of the adoption, which reflected one year as an in-use asset and two years as a defensive asset. In December 2017, the Company made a decision to postpone the adoption of a global brand that would have replaced the Optimum brand, increasing the useful life of the Optimum trade name intangible asset to 5 years.

Amortization expense for the years ended December 31, 2017 and 2016 and aggregated $1,341,807 and $653,410, respectively.
The following table sets forth the estimated amortization expense on intangible assets for the periods presented:

Estimated amortization expense
Year Ending December 31, 2018	$873,133
Year Ending December 31, 2019	777,846
Year Ending December 31, 2020	696,240
Year Ending December 31, 2021	616,718
Year Ending December 31, 2022	537,100
The following table summarizes information relating to the Company's acquired indefinite-lived intangible assets as of December 31, 2017:

	As of December 31, 2017			As of December 31, 2016
	Cablevision	Cequel	Total	Cablevision	Cequel	Total
Cable television franchises	$8,113,575	$4,906,506	$13,020,081	$8,113,575	$4,906,506	$13,020,081
Goodwill	5,866,120	2,153,741	8,019,861	5,838,959	2,153,741	7,992,700
Total	$13,979,695	$7,060,247	$21,039,942	$13,952,534	$7,060,247	$21,012,781

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

The carrying amount of goodwill is presented below:

Gross goodwill as of January 1, 2016	$2,040,402
Goodwill recorded in connection with Cablevision Acquisition	5,838,959
Adjustments to purchase accounting relating to Cequel Acquisition	113,339
Gross goodwill as of January 1, 2017	7,992,700
Goodwill recorded in connection with acquisitions in the first and fourth quarters of 2017 (Cablevision Segment)	23,948
Adjustments to purchase accounting relating to Cablevision Acquisition	3,213
Net goodwill as of December 31, 2017	$8,019,861
NOTE 9.    DEBT
CSC Holdings Credit Facilities
In connection with the Cablevision Acquisition, in October 2015, Finco, a wholly-owned subsidiary of the Company, which merged with and into CSC Holdings on June 21, 2016, entered into a senior secured credit facility, which provides U.S. dollar term loans currently in an aggregate principal amount of $3,000,000 ($2,985,000 outstanding at December 31, 2017) (the “CVC Term Loan Facility”, and the term loans extended under the CVC Term Loan Facility, the “CVC Term Loans”) and U.S. dollar revolving loan commitments in an aggregate principal amount of $2,300,000 (the “CVC Revolving Credit Facility” and, together with the Term Loan Facility, the “CVC Credit Facilities”), which are governed by a credit facilities agreement entered into by, inter alios, CSC Holdings, certain lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent and security agent (as amended, restated, supplemented or otherwise modified on June 20, 2016, June 21, 2016, July 21, 2016, September 9, 2016, December 9, 2016 and March 15, 2017, respectively, and as further amended, restated, supplemented or otherwise modified from time to time, the “CVC Credit Facilities Agreement”).
The amendment to the CVC Credit Facilities Agreement entered into on September 9, 2016, extended the maturity date of the CVC Term Loan Facility to October 11, 2024. In October 2016, CSC Holdings used the net proceeds from the sale of $1,310,000 aggregate principal amount of 5.5% senior guaranteed notes due 2027 (the ‘‘2027 Guaranteed Notes’’) (after the deduction of fees and expenses) to prepay outstanding loans under the CSC Holdings Term Credit Facility that were not extended pursuant to this amendment. In connection with the prepayment of the Term Credit Facility, the Company wrote-off the deferred financing costs and the unamortized discount related to the existing term loan aggregating $102,894. Additionally, the Company recorded deferred financing costs and an original issue discount of $7,249 and $6,250, respectively, which are both being amortized to interest expense over the term of the Term Loan Facility.
The amendment to the CVC Credit Facilities Agreement entered into on March 15, 2017 (“Extension Amendment”) increased the Term Loan by $500,000 to $3,000,000 and the maturity date for this facility was extended to July 17, 2025. The closing of the Extension Amendment occurred in April 2017 and the proceeds were used to refinance the entire $2,493,750 principal amount of existing Term Loans and redeem $500,000 of the 8.625% Senior Notes due September 2017 issued by Cablevision. In connection with the Extension Amendment and the redemption of the senior notes, the Company recorded a loss on extinguishment of debt and write-off of deferred financing costs aggregating $18,976.
During the year ended December 31, 2017, CSC Holdings borrowed $1,350,000 under its revolving credit facility ($500,000 was used to make cash distributions to its stockholders) and made voluntary repayments aggregating $1,075,256 with cash on hand.
Under the Extension Amendment, the Company is required to make scheduled quarterly payments equal to 0.25% (or $7,500) of the principal amount of the Term Loan, beginning with the fiscal quarter ended September 30, 2017, with the remaining balance scheduled to be paid on July 17, 2025.
The CVC Credit Facilities permit CSC Holdings to request revolving loans, swing line loans or letters of credit from the revolving lenders, swingline lenders or issuing banks, as applicable, thereunder, from time to time prior to November 30, 2021, unless the commitments under the CVC Revolving Credit Facility have been previously terminated.

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

Loans comprising each eurodollar borrowing or alternate base rate borrowing, as applicable, bear interest at a rate per annum equal to the adjusted LIBO rate or the alternate base rate, as applicable, plus the applicable margin, where the applicable margin is:

•	in respect of the CVC Term Loans, (i) with respect to any alternate base rate loan, 1.25% per annum and (ii) with respect to any eurodollar loan, 2.25% per annum, and

•	in respect of the CVC Revolving Credit Facility loans (i) with respect to any alternate base rate loan, 2.25% per annum and (ii) with respect to any eurodollar loan, 3.25% per annum.
The CVC Credit Facilities Agreement requires the prepayment of outstanding CVC Term Loans, subject to certain exceptions and deductions, with (i) 100% of the net cash proceeds of certain asset sales, subject to reinvestment rights and certain other exceptions; and (ii) commencing with the fiscal year ending December 31, 2017, a pari ratable share (based on the outstanding principal amount of the Term Loans divided by the sum of the outstanding principal amount of all pari passu indebtedness and the Term Loans) of 50% of annual excess cash flow, which will be reduced to 0% if the consolidated net senior secured leverage ratio of CSC Holdings is less than or equal to 4.5 to 1.
The obligations under the CVC Credit Facilities are guaranteed by each restricted subsidiary of CSC Holdings (other than CSC TKR, LLC and its subsidiaries and certain excluded subsidiaries) (the “Initial Guarantors”) and, subject to certain limitations, will be guaranteed by each future material wholly-owned restricted subsidiary of CSC Holdings.  The obligations under the CVC Credit Facilities (including any guarantees thereof) are secured on a first priority basis, subject to any liens permitted by the Credit Facilities, by capital stock held by CSC Holdings or any guarantor in certain subsidiaries of CSC Holdings, subject to certain exclusions and limitations.
The CVC Credit Facilities Agreement includes certain negative covenants which, among other things and subject to certain significant exceptions and qualifications, limit CSC Holdings' ability and the ability of its restricted subsidiaries to: (i) incur or guarantee additional indebtedness, (ii) make investments, (iii) create liens, (iv) sell assets and subsidiary stock, (v) pay dividends or make other distributions or repurchase or redeem our capital stock or subordinated debt, (vi) engage in certain transactions with affiliates, (vii) enter into agreements that restrict the payment of dividends by subsidiaries or the repayment of intercompany loans and advances; and (viii) engage in mergers or consolidations. In addition, the CVC Revolving Credit Facility includes a financial maintenance covenant solely for the benefit of the lenders under the CVC Revolving Credit Facility consisting of a maximum consolidated net senior secured leverage ratio of CSC Holdings and its restricted subsidiaries of 5.0 to 1.0. The financial covenant will be tested on the last day of any fiscal quarter, but only if on such day there are outstanding borrowings under the CVC Revolving Credit Facility (including swingline loans but excluding any cash collateralized letters of credit and undrawn letters of credit not to exceed $15,000).
The CVC Credit Facilities Agreement also contains certain customary representations and warranties, affirmative covenants and events of default (including, among others, an event of default upon a change of control). If an event of default occurs, the lenders under the CVC Credit Facilities will be entitled to take various actions, including the acceleration of amounts due under the CVC Credit Facilities and all actions permitted to be taken by a secured creditor.
CSC Holdings was in compliance with all of its financial covenants under the CVC Credit Facilities as of December 31, 2017.
Cequel Credit Facilities
On June 12, 2015, Altice US Finance I Corporation, an indirect wholly-owned subsidiary of Cequel, entered into a senior secured credit facility which currently provides term loans in an aggregate principal amount of $1,265,000 ($1,258,675 outstanding at December 31, 2017) (the “Cequel Term Loan Facility” and the term loans extended under the Cequel Term Loan Facility, the “Cequel Term Loans”) and revolving loan commitments in an aggregate principal amount of $350,000 (the “Cequel Revolving Credit Facility” and, together with the Cequel Term Loan Facility, the “Cequel Credit Facilities”) which are governed by a credit facilities agreement entered into by, inter alios, Altice US Finance I Corporation, certain lenders party thereto and JPMorgan Chase Bank, N.A. (as amended, restated, supplemented or otherwise modified on October 25, 2016, December 9, 2016 and March 15, 2017, and as further amended, restated, supplemented or modified from time to time, the “Cequel Credit Facilities Agreement”).

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

The amendment to the Cequel Credit Facilities Agreement entered into on March 15, 2017 (“Cequel Extension Amendment”) increased the Term Loan by $450,000 to $1,265,000 and the maturity date for this facility was extended to July 28, 2025. The closing of the Extension Amendment occurred in April 2017 and the proceeds were used to refinance the entire $812,963 principal amount of loans under the Term Loan and redeem $450,000 of the 6.375% Senior Notes due September 15, 2020. In connection with the Cequel Extension Amendment and the redemption of the senior notes, the Company recorded a loss on extinguishment of debt and write-off of deferred financings costs aggregating $28,684.
Under the Cequel Extension Amendment, the Company is required to make scheduled quarterly payments equal to 0.25% (or $3,163) of the principal amount of the Cequel Term Loan, beginning with the fiscal quarter ended September 30, 2017, with the remaining balance scheduled to be paid on July 28, 2025.
Loans comprising each eurodollar borrowing or alternate base rate borrowing, as applicable, bear interest at a rate per annum equal to the adjusted LIBO rate or the alternate base rate, as applicable, plus the applicable margin, where the applicable margin is:

•	in respect of the Cequel Term Loans, (i) with respect to any alternate base rate loan, 1.25% per annum and (ii) with respect to any eurodollar loan, 2.25% per annum, and

•	in respect of Cequel Revolving Credit Facility loans (i) with respect to any alternate base rate loan, 2.25% per annum and (ii) with respect to any eurodollar loan, 3.25% per annum.
The Cequel Credit Facilities Agreement requires the prepayment of outstanding Term Loans, subject to certain exceptions and deductions, with (i) 100% of the net cash proceeds of certain asset sales, subject to reinvestment rights and certain other exceptions; and (ii) a pari ratable share (based on the outstanding principal amount of the Cequel Term Loans divided by the sum of the outstanding principal amount of all pari passu indebtedness and the Cequel Term Loans) of 50% of annual excess cash flow, which will be reduced to 0% if the consolidated net senior secured leverage ratio is less than or equal to 4.5:1.
The debt under the Cequel Credit Facility is secured by a first priority security interest in the capital stock of Cequel Communications, LLC and substantially all of the present and future assets of Cequel Communications, LLC and its restricted subsidiaries, and is guaranteed by Cequel Communications Holdings II, LLC, an indirect subsidiary of Cequel (the "Parent Guarantor"), as well as all of Cequel Communications, LLC's existing and future direct and indirect subsidiaries, subject to certain exceptions set forth in the Cequel Credit Facilities Agreement. The Cequel Credit Facilities Agreement contains customary representations, warranties and affirmative covenants. In addition, the Cequel Credit Facilities Agreement contains restrictive covenants that limit, among other things, the ability of Cequel Communications, LLC and its subsidiaries to incur indebtedness, create liens, engage in mergers, consolidations and other fundamental changes, make investments or loans, engage in transactions with affiliates, pay dividends, and make acquisitions and dispose of assets. The Cequel Credit Facilities Agreement also contains a maximum senior secured leverage maintenance covenant of 5.0 to 1.0. Additionally, the Cequel Credit Facilities Agreement contains customary events of default, including failure to make payments, breaches of covenants and representations, cross defaults to other indebtedness, unpaid judgments, changes of control and bankruptcy events. The lenders’ commitments to fund amounts under the revolving credit facility are subject to certain customary conditions.
As of December 31, 2017, Cequel was in compliance with all of its financial covenants under the Cequel Credit Facilities Agreement.

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

The following table provides details of the Company's outstanding credit facility debt:

				Carrying Amount (a)
	Maturity Date	Interest Rate	Principal	December 31, 2017	December 31, 2016
CSC Holdings Restricted Group:
Revolving Credit Facility (b)	$20,000 on October 9, 2020, remaining balance on November 30, 2021	4.75%	$450,000	$425,488	$145,013
Term Loan Facility	July 17, 2025	3.74%	2,985,000	2,967,818	2,486,874
Cequel:
Revolving Credit Facility (c)	November 30, 2021	—	—	—	—
Term Loan Facility	July 28, 2025	3.82%	1,258,675	1,250,217	812,903
			$4,693,675	4,643,523	3,444,790
Less: Current portion				42,650	33,150
Long-term debt				$4,600,873	$3,411,640

(a)	The carrying amount is net of the unamortized deferred financing costs and/or discounts.

(b)
At December 31, 2017, $115,973 of the revolving credit facility was restricted for certain letters of credit issued on behalf of the Company and $1,734,027 of the facility was undrawn and available, subject to covenant limitations.

(c)
At December 31, 2017, $13,500 of the revolving credit facility was restricted for certain letters of credit issued on behalf of the Company and $336,500 of the facility was undrawn and available, subject to covenant limitations.

Senior Guaranteed Notes, Senior Secured Notes, and Senior Notes and Debentures
The following table summarizes the Company's senior guaranteed notes, senior secured notes and senior notes and debentures:

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

			Interest Rate	Principal Amount	Carrying Amount (a)
Issuer	Date Issued	Maturity Date			December 31, 2017	December 31, 2016
Senior notes:
CSC Holdings (b)(f)(n)	February 6, 1998	February 15, 2018	7.875%	$300,000	$301,184	$310,334
CSC Holdings (b)(f)	July 21, 1998	July 15, 2018	7.625%	500,000	507,744	521,654
CSC Holdings (c)(f)	February 12, 2009	February 15, 2019	8.625%	526,000	541,165	553,804
CSC Holdings (c)(f)	November 15, 2011	November 15, 2021	6.750%	1,000,000	960,146	951,702
CSC Holdings (c)(f)	May 23, 2014	June 1, 2024	5.250%	750,000	660,601	650,193
CSC Holdings (e)	October 9, 2015	January 15, 2023	10.125%	1,800,000	1,777,914	1,774,750
CSC Holdings (e)(l)	October 9, 2015	October 15, 2025	10.875%	1,684,221	1,661,135	1,970,379
Senior guaranteed notes:
CSC Holdings (e)	October 9, 2015	October 15, 2025	6.625%	1,000,000	986,717	985,469
CSC Holdings (g)	September 23, 2016	April 15, 2027	5.500%	1,310,000	1,304,468	1,304,025
Senior notes:
Cablevision (k)(o)	September 23, 2009	September 15, 2017	8.625%	—	—	926,045
Cablevision (c)(f)(n)(o)	April 15, 2010	April 15, 2018	7.750%	750,000	754,035	767,545
Cablevision (c)(f)(o)	April 15, 2010	April 15, 2020	8.000%	500,000	492,009	488,992
Cablevision (c)(f)(o)	September 27, 2012	September 15, 2022	5.875%	649,024	572,071	559,500
Senior notes:
Cequel Communications Holdings I and Cequel Capital (d)(m)(p)	Oct. 25, 2012 Dec. 28, 2012	September 15, 2020	6.375%	1,050,000	1,027,493	1,457,439
Cequel Communications Holdings I and Cequel Capital (d)(p)	May 16, 2013 Sept. 9, 2014	December 15, 2021	5.125%	1,250,000	1,138,870	1,115,767
Cequel Communications Holdings I and Cequel Capital (i)(p)	June 12, 2015	July 15, 2025	7.750%	620,000	604,374	602,925
Senior secured notes:
Altice US Finance I Corporation (h)(p)	June 12, 2015	July 15, 2023	5.375%	1,100,000	1,082,482	1,079,869
Altice US Finance I Corporation (j)(p)	April 26, 2016	May 15, 2026	5.500%	1,500,000	1,488,024	1,486,933
				$16,289,245	15,860,432	17,507,325
Less: Current portion					507,744	926,045
Long-term debt					$15,352,688	$16,581,280

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

(a)	The carrying amount is net of the unamortized deferred financing costs and/or discounts/premiums.

(b)	The debentures are not redeemable by CSC Holdings prior to maturity.

(c)	Notes are redeemable at any time at a specified "make-whole" price plus accrued and unpaid interest to the redemption date.

(d)	The Company may redeem some or more of all the notes at the redemption price set forth in the relevant indenture, plus accrued and unpaid interest.

(e)
The Company may redeem some or all of the 2023 Notes at any time on or after January 15, 2019, and some or all of the 2025 Notes and 2025 Guaranteed Notes at any time on or after October 15, 2020, at the redemption prices set forth in the relevant indenture, plus accrued and unpaid interest, if any.  The Company may also redeem up to 40% of each series of the Cablevision Acquisition Notes using the proceeds of certain equity offerings before October 15, 2018, at a redemption price equal to 110.125% for the 2023 Notes, 110.875% for the 2025 Notes and 106.625% for the 2025 Guaranteed Notes, in each case plus accrued and unpaid interest. In addition, at any time prior to January 15, 2019, CSC Holdings may redeem some or all of the 2023 Notes, and at any time prior to October 15, 2020, the Company may redeem some or all of the 2025 Notes and the 2025 Guaranteed Notes, at a price equal to 100% of the principal amount thereof, plus a “make whole” premium specified in the relevant indenture plus accrued and unpaid interest.

(f)	The carrying value of the notes was adjusted to reflect their fair value on the Cablevision Acquisition Date (aggregate reduction of $52,788).

(g)
The 2027 Guaranteed Notes are redeemable at any time on or after April 15, 2022 at the redemption prices set forth in the indenture, plus accrued and unpaid interest, if any.  In addition, up to 40% may be redeemed for each series of the 2027 Guaranteed Notes using the proceeds of certain equity offerings before October 15, 2019, at a redemption price equal to 105.500%, plus accrued and unpaid interest.

(h)
Some or all of these notes may be redeemed at any time on or after July 15, 2018, plus accrued and unpaid interest, if any. Up to 40% of the notes may be redeemed using the proceeds of certain equity offerings before July 15, 2018, at a redemption price equal to 105.375%.

(i)
Some or all of these notes may be redeemed at any time on or after July 15, 2020, plus accrued and unpaid interest, if any. Up to 40% of the notes may be redeemed using the proceeds of certain equity offerings before July 15, 2018, at a redemption price equal to 107.750%.

(j)
Some or all of these notes may be redeemed at any time on or after May 15, 2021, plus accrued and unpaid interest, if any. Up to 40% of the notes may be redeemed using the proceeds of certain equity offerings before May 15, 2019, at a redemption price equal to 105.500%.

(k)
In April 2017, the Company redeemed $500,000 of the senior notes from proceeds from the CVC Term Loan facility. In September 2017, these senior notes matured and the Company repaid the remaining principal balance of $400,000.

(l)
In July 2017, the Company used approximately $350,120 of the proceeds from the IPO to fund the redemption of $315,779 principal amount of CSC Holdings senior notes due October 2025 and the related call premium of approximately $34,341which was recorded as a loss on extinguishment of debt. The Company also recorded a write-off of deferred financings costs in connection with this redemption aggregating $4,516.

(m)	In April 2017, the Company redeemed $450,000 of the senior notes from proceeds from the Cequel Term Loan facility.

(n)	As a result of the repayment of these notes in February 2018, discussed in Note 20, the carrying amount of these Notes has been classified as long-term indebtedness.

(o)
The issuers of these notes have no ability to service interest or principal on the notes, other than through any dividends or distributions received from CSC Holdings. CSC Holdings is restricted, in certain circumstances, from paying dividends or distributions to the issuers by the terms of the CVC Credit Facilities Agreement.

(p)
The issuers of these notes have no ability to service interest or principal on the notes, other than through any contributions/distributions from Cequel Communications, LLC (an indirect subsidiary of Cequel and the parent of Altice US Finance I). Cequel Communications, LLC is restricted in certain circumstances, from paying dividends or distributions to the issuers by the terms of the Cequel Credit Facilities Agreement.

The indentures under which the senior notes and debentures were issued contain various covenants.  The Company was in compliance with all of its financial covenants under these indentures as of December 31, 2017.
CSC Holdings 5.5% Senior Guaranteed Notes due 2027
In September 2016, CSC Holdings issued $1,310,000 aggregate principal amount of 5.50% senior guaranteed notes due April 15, 2027. The 2027 Guaranteed Notes are senior unsecured obligations and rank pari passu in right of payment with all of the existing and future senior indebtedness, including the existing senior notes and the Credit Facilities and rank senior in right of payment to all of existing and future subordinated indebtedness.

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

As discussed above , in October 2016, CSC Holdings used the proceeds from the issuance of the 2027 Guaranteed Notes (after the deduction of fees and expenses) to prepay the outstanding loans under the CVC Term Credit Facility that were not extended pursuant to the extension amendment on September 9,2016. In connection with the issuance of the 2027 Guaranteed Notes, the Company incurred deferred financing costs of approximately $5,575, which are being amortized to interest expense over the term of the 2027 Guaranteed Notes.
Cablevision Acquisition Notes
The $1,000,000 principal amount of the 2025 Guaranteed Notes bear interest at a rate of 6.625% per annum and were issued at a price of 100.00%. Interest on the 2025 Guaranteed Notes is payable semi-annually on January 15 and July 15, commencing on July 15, 2016. These 2025 Guaranteed Notes are guaranteed on a senior basis by the Initial Guarantors.
The $1,800,000 principal amount of the 2023 Notes and $2,000,000 principal amount of the 2025 Notes, bear interest at a rate of 10.125% and 10.875%, respectively, per annum and were issued at prices of 100.00%. Interest on the 2023 Notes and 2025 Notes is payable semi-annually on January 15 and July 15, which began on July 15, 2016.
Deferred financing costs of approximately $76,579 incurred in connection with the issuance of the Cablevision Acquisition Notes are being amortized to interest expense over the term of the Cablevision Acquisition Notes.
The indentures under which the Cablevision and CSC Holdings Senior Guaranteed Notes and Senior Notes and Debentures were issued contain certain covenants and agreements with respect to investment grade debt securities, including limitations on the ability of CSC Holdings and its restricted subsidiaries to (i) incur or guarantee additional indebtedness, (ii) make investments or other restricted payments, (iii) create liens, (iv) sell assets and subsidiary stock, (v) pay dividends or make other distributions or repurchase or redeem our capital stock or subordinated debt, (vi) engage in certain transactions with affiliates, (vii) enter into agreements that restrict the payment of dividends by subsidiaries or the repayment of intercompany loans and advances, and (viii) engage in mergers or consolidations, in each case subject to certain exceptions. The indentures also contain certain customary events of default. If an event of default occurs, the obligations under the Cablevision Acquisition Notes may be accelerated.
As of December 31, 2017, Cablevision and CSC Holdings were in compliance with all of its financial covenants under the indentures under which the senior notes and debentures and senior guaranteed notes were issued.
Cequel Senior Secured Notes
On June 12, 2015, Altice US Finance I Corporation, an indirect subsidiary of Altice N.V., issued $1,100,000 principal amount of senior secured notes (the ‘‘Cequel 2023 Senior Secured Notes’’), the proceeds from which were placed in escrow to finance a portion of the purchase price for the Cequel Acquisition. The Cequel 2023 Senior Secured Notes bear interest at a rate of 5.375% per annum and were issued at a price of 100.00%. Interest on the Cequel 2023 Senior Secured Notes is payable semi-annually on January 15 and July 15 of each year. Following the consummation of the Cequel Acquisition and related transactions the equity interests in Altice US Finance I Corporation were contributed through one or more intermediary steps to Suddenlink, and the Senior Secured Notes were guaranteed by Cequel Communications Holdings II LLC, Suddenlink and certain of the subsidiaries of Suddenlink and are secured by certain assets of Cequel Communications Holdings II LLC, Suddenlink and its subsidiaries.
On April 26, 2016, Altice US Finance I Corporation issued $1,500,000 aggregate principal amount of senior secured notes (the ‘‘Cequel 2026 Senior Secured Notes’’). The proceeds from the sale were used to repay the $1,477,200 remaining balance under the previous credit facility and to pay related fees and expenses. The Cequel 2026 Senior Secured Notes mature on May 15, 2026 and bear interest at a rate of 5.50% annually. Interest on the Cequel 2026 Senior Secured Notes is payable semi-annually on May 15 and November 15 of each year, commencing on November 15, 2016. Deferred financing costs recorded in connection with the issuance of these notes amounted to $13,773 and are being amortized over the term of the notes.
Cequel Senior Notes
On June 12, 2015, Altice US Finance II Corporation, an indirect subsidiary of Altice N.V., issued $300,000 principal amount of the Cequel 2025 Senior Notes, the proceeds from which were placed in escrow, to finance a portion of the purchase price for the Cequel Acquisition. The Cequel 2025 Senior Notes were issued by the Cequel 2025 Senior Notes Issuer, an indirect subsidiary of Altice N.V., bear interest at a rate of 7.75% per annum and were issued at a price of

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

100.00%. Interest on the Cequel 2025 Senior Notes is payable semi-annually on January 15 and July 15 of each year. Following the consummation of the Cequel Acquisition and related transactions, the Cequel 2025 Senior Notes Issuer merged into Cequel, the Cequel 2025 Senior Notes became the obligations of Cequel and Cequel Capital Corporation became the co-issuer of the Cequel 2025 Senior Notes.
On June 12, 2015, Altice US Finance S.A., an indirect subsidiary of Altice N.V. issued $320,000 principal amount of the 7.75% Senior Notes due 2025 (the ‘‘Holdco Notes’’), the proceeds from which were placed in escrow, to finance a portion of the purchase price for the Cequel Acquisition. The Holdco Notes bear interest at a rate of 7.75% per annum and were issued at a price of 98.275%. Interest on the Holdco Notes is payable semi-annually on January 15 and July 15 of each year. The Holdco Notes were automatically exchanged into an equal aggregate principal amount of Cequel 2025 Senior Notes at Cequel during the second quarter of 2016.
The Cequel Indentures contain certain covenants, agreements and events of default which are customary with respect to non-investment grade debt securities, including limitations on the Company’s ability to incur additional indebtedness, pay dividends on or make other distributions or repurchase the Company’s capital stock, make certain investments, enter into certain types of transactions with affiliates, create liens and sell certain assets or merge with or into other companies.
Notes Payable to Affiliates and Related Parties
On June 21, 2016, in connection with the Cablevision Acquisition, the Company issued notes payable to affiliates and related parties aggregating $1,750,000, of which $875,000 bore interest at 10.75% and matured on December 20, 2023 and $875,000 bore interest at 11% and matured on December 20, 2024.
As discussed in Note 1, in connection with the Company's IPO, the Company converted the notes payable to affiliates and related parties (together with accrued and unpaid interest of $529 and applicable premium of $513,723) into shares of the Company’s common stock at the IPO price. The premium was recorded as a loss on extinguishment of debt on the Company's statement of operations for the year ended December 31, 2017. In connection with the conversion of the notes, the Company recorded a credit to paid in capital of $2,264,252.
For the year ended December 31, 2017 and 2016, the Company recognized interest expense of $90,405 and $102,557 related to these notes prior to their conversion.
Summary of Debt Maturities
The future maturities of debt payable by the Company under its various debt obligations outstanding as of December 31, 2017, including notes payable, collateralized indebtedness (see Note 10), and capital leases, are as follows:

Years Ending December 31,	Cablevision	Cequel	Total
2018	$1,619,094	$16,518	$1,635,612
2019	565,604	18,310	583,914
2020	552,902	1,062,713	1,615,615
2021	2,921,269	1,262,723	4,183,992
2022	680,700	12,734	693,434
Thereafter	9,380,513	4,416,270	13,796,783
The amounts in the table above do not include the effects of the debt transactions discussed in Note 20.
NOTE 10.    DERIVATIVE CONTRACTS AND COLLATERALIZED INDEBTEDNESS
Prepaid Forward Contracts
The Company has entered into various transactions to limit the exposure against equity price risk on its shares of Comcast Corporation ("Comcast") common stock.  The Company has monetized all of its stock holdings in Comcast through the execution of prepaid forward contracts, collateralized by an equivalent amount of the respective underlying stock.  At maturity, the contracts provide for the option to deliver cash or shares of Comcast stock with a value determined by reference to the applicable stock price at maturity.  These contracts, at maturity, are expected to offset declines in the

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

fair value of these securities below the hedge price per share while allowing the Company to retain upside appreciation from the hedge price per share to the relevant cap price.
The Company received cash proceeds upon execution of the prepaid forward contracts discussed above which has been reflected as collateralized indebtedness in the accompanying consolidated balance sheets.  In addition, the Company separately accounts for the equity derivative component of the prepaid forward contracts.  These equity derivatives have not been designated as hedges for accounting purposes.  Therefore, the net fair values of the equity derivatives have been reflected in the accompanying consolidated balance sheets as an asset or liability and the net increases or decreases in the fair value of the equity derivative component of the prepaid forward contracts are included in gain (loss) on derivative contracts in the accompanying consolidated statements of operations.
All of the Company's monetization transactions are obligations of its wholly-owned subsidiaries that are not part of CSC Holdings' Restricted Group; however, CSC Holdings has provided guarantees of the subsidiaries' ongoing contract payment expense obligations and potential payments that could be due as a result of an early termination event (as defined in the agreements).  If any one of these contracts were terminated prior to its scheduled maturity date, the Company would be obligated to repay the fair value of the collateralized indebtedness less the sum of the fair values of the underlying stock and equity collar, calculated at the termination date.  As of December 31, 2017, the Company did not have an early termination shortfall relating to any of these contracts.
The Company monitors the financial institutions that are counterparties to its equity derivative contracts.  All of the counterparties to such transactions carry investment grade credit ratings as of December 31, 2017.
Put/Call Options
In the third quarter of 2017, the Company entered into a put-call contract that expired in the third quarter of 2018 whereby the Company sold a put option and purchased a call option with the same strike price. These put-call options were settled as of December 31, 2017 and the Company recorded a loss of $97,410 for the year ended December 31, 2017, which represents the difference between the strike price and the closing price of the underlying shares.
Interest Rate Swap Contracts
In June 2016, the Company entered into two fixed to floating interest rate swap contracts. One fixed to floating interest rate swap is converting $750,000 from a fixed rate of 1.6655% to six-month LIBO rate and a second tranche of $750,000 from a fixed rate of 1.68% to six-month LIBO rate. The objective of these swaps is to cover the exposure of the Cequel 2026 Senior Secured Notes issued by Cequel to changes in the market interest rate. These swap contracts were not designated as hedges for accounting purposes. Accordingly, the changes in the fair value of these interest rate swap contracts are recorded through the statements of operations.
The Company does not hold or issue derivative instruments for trading or speculative purposes.

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

The following represents the location of the assets and liabilities associated with the Company's derivative instruments within the consolidated balance sheets:

		Asset Derivatives		Liability Derivatives
Derivatives Not Designated as Hedging Instruments	Balance Sheet Location	Fair Value at December 31, 2017	Fair Value at December 31, 2016	Fair Value at December 31, 2017	Fair Value at December 31, 2016

Prepaid forward contracts	Derivative contracts, current	$52,545	$352	$(52,545)	$(13,158)
Prepaid forward contracts	Derivative contracts, long-term	—	10,604	(109,504)	—
Interest rate swap contracts	Liabilities under derivative contracts, long-term	—	—	(77,902)	(78,823)
		$52,545	$10,956	$(239,951)	$(91,981)
Loss related to the Company's derivative contracts related to the Comcast common stock for the years ended December 31, 2017 and 2016 of $(138,920) and $(53,696), respectively, are reflected in gain (loss) on derivative contracts, net in the Company's consolidated statements of operations.
For the years ended December 31, 2017 and 2016, the Company recorded a gain on investments of $237,354 and $141,896, respectively, primarily representing the net increase in the fair values of the investment securities pledged as collateral.
For the years ended December 31, 2017 and 2016, the Company recorded a gain (loss) on interest rate swap contracts of $5,482 and $(72,961), respectively.
Settlements of Collateralized Indebtedness
The following table summarizes the settlement of the Company's collateralized indebtedness relating to Comcast shares that were settled by delivering cash equal to the collateralized loan value, net of the value of the related equity derivative contracts during the year ended December 31, 2017:

Number of shares (a)	26,815,368
Collateralized indebtedness settled	$(774,703)
Derivatives contracts settled	(56,356)
(831,059)
Proceeds from new monetization contracts	838,794
Net cash proceeds	$7,735

(a)	Share amounts are adjusted for the 2 for 1 stock split in February 2017.
The cash to settle the collateralized indebtedness was obtained from the proceeds of new monetization contracts covering an equivalent number of Comcast shares.  The terms of the new contracts allow the Company to retain upside participation in Comcast shares up to each respective contract's upside appreciation limit with downside exposure limited to the respective hedge price.
In April 2017, the Company entered into new monetization contracts related to 32,153,118 shares of Comcast common stock held by Cablevision, which synthetically reversed the existing contracts related to these shares (the "Synthetic Monetization Closeout"). As the existing collateralized debt matures, the Company will settle the contracts with proceeds received from the new monetization contracts. The new monetization contracts mature on April 28, 2021. The new monetization contracts provide the Company with downside protection below the hedge price of $35.47 and upside benefit of stock price appreciation up to $44.72 per share. In connection with the execution of these contracts, the Company recorded (i) the fair value of the equity derivative contracts of $53,316 (in a net asset position), (ii) notes payable of $111,657, representing the fair value of the existing equity derivative contracts, in a liability position, and

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

(iii) a discount on notes payable of $58,341.
NOTE 11.    FAIR VALUE MEASUREMENT
The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable.  Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources while unobservable inputs reflect a reporting entity's pricing based upon their own market assumptions.  The fair value hierarchy consists of the following three levels:

•	Level I - Quoted prices for identical instruments in active markets.

•
Level II - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

•	Level III - Instruments whose significant value drivers are unobservable.
The following table presents for each of these hierarchy levels, the Company's financial assets and financial liabilities that are measured at fair value on a recurring basis:

	Fair Value Hierarchy	December 31, 2017	December 31, 2016
Assets:
Money market funds (of which $14,700 is classified as restricted cash as of December 31, 2016)	Level I	$5,949	$100,139
Investment securities pledged as collateral	Level I	1,720,357	1,483,030
Prepaid forward contracts	Level II	52,545	10,956
Liabilities:
Prepaid forward contracts	Level II	162,049	13,158
Interest rate swap contracts	Level II	77,902	78,823
Contingent consideration related to 2017 acquisitions	Level III	32,233	—
The Company's cash equivalents, investment securities and investment securities pledged as collateral are classified within Level I of the fair value hierarchy because they are valued using quoted market prices.
The Company's derivative contracts and liabilities under derivative contracts on the Company's balance sheets are valued using market-based inputs to valuation models.  These valuation models require a variety of inputs, including contractual terms, market prices, yield curves, and measures of volatility.  When appropriate, valuations are adjusted for various factors such as liquidity, bid/offer spreads and credit risk considerations.  Such adjustments are generally based on available market evidence.  Since model inputs can generally be verified and do not involve significant management judgment, the Company has concluded that these instruments should be classified within Level II of the fair value hierarchy.
The fair value of the contingent consideration related to acquisitions in the first and fourth quarters of 2017 of $30,000 and $2,233, respectively, was estimated based on a probability assessment of attaining the targets. The estimated amount recorded as of December 31, 2017 is the full contractual amount for the first quarter acquisition and approximately 51% of the contractual amount for the acquisition that occurred in the fourth quarter.
Fair Value of Financial Instruments
The following methods and assumptions were used to estimate fair value of each class of financial instruments for which it is practicable to estimate:
Credit Facility Debt, Collateralized Indebtedness, Senior Notes and Debentures, Senior Secured Notes, Senior Guaranteed Notes, Notes Payable to Affiliates and Related Parties and Notes Payable
The fair values of each of the Company's debt instruments are based on quoted market prices for the same or similar issues or on the current rates offered to the Company for instruments of the same remaining maturities. The fair value of notes payable is based primarily on the present value of the remaining payments discounted at the borrowing cost.

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

The carrying values, estimated fair values, and classification under the fair value hierarchy of the Company's financial instruments, excluding those that are carried at fair value in the accompanying consolidated balance sheets, are summarized as follows:

		December 31, 2017		December 31, 2016
	Fair Value Hierarchy	Carrying Amount (a)	Estimated Fair Value	Carrying Amount (a)	Estimated Fair Value
Altice USA debt instruments:
Notes payable to affiliates and related parties	Level II	$—	$—	$1,750,000	$1,837,876
CSC Holdings debt instruments:
Credit facility debt	Level II	3,393,306	3,435,000	2,631,887	2,675,256
Collateralized indebtedness	Level II	1,349,474	1,305,932	1,286,069	1,280,048
Senior guaranteed notes	Level II	2,291,185	2,420,000	2,289,494	2,416,375
Senior notes and debentures	Level II	6,409,889	7,221,846	6,732,816	7,731,150
Notes payable	Level II	56,956	55,289	13,726	13,260
Cablevision senior notes	Level II	1,818,115	1,931,239	2,742,082	2,920,056
Cequel debt instruments:
Cequel credit facility	Level II	1,250,217	1,258,675	812,903	815,000
Senior secured notes	Level II	2,570,506	2,658,930	2,566,802	2,689,750
Senior notes	Level II	2,770,737	2,983,615	3,176,131	3,517,275
Notes payable	Level II	8,946	8,946	—	—
		$21,919,331	$23,279,472	$24,001,910	$25,896,046

(a)	Amounts are net of unamortized deferred financing costs and discounts/premiums.
The fair value estimates related to the Company's debt instruments presented above are made at a specific point in time, based on relevant market information and information about the financial instrument.  These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore cannot be determined with precision.  Changes in assumptions could significantly affect the estimates.
NOTE 12.    INCOME TAXES
The Company files a federal consolidated and certain state combined income tax returns with its 80% or more owned subsidiaries.
Income tax benefit attributable to the Company's operations for the years ended December 31, 2017 and 2016 consist of the following components:

	Years Ended December 31,
	2017	2016
Current expense (benefit):
Federal	$5,261	$(981)
State	12,530	5,310
	17,791	4,329
Deferred benefit:
Federal	(2,095,930)	(223,159)
State	(784,224)	(40,830)
	(2,880,154)	(263,989)
Tax benefit relating to uncertain tax positions	11	(6)
Income tax benefit	$(2,862,352)	$(259,666)

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

The income tax benefit attributable to the Company's operations differs from the amount derived by applying the statutory federal rate to pretax loss principally due to the effect of the following items:

	Years Ended December 31,
	2017	2016
Federal tax benefit at statutory rate	$(478,656)	$(381,901)
State income taxes, net of federal impact	(61,698)	(39,336)
Changes in the valuation allowance	(111)	297
Impact of Federal Tax Reform	(2,332,677)	—
Changes in the state rates used to measure deferred taxes, net of federal impact	(12,896)	153,239
Tax benefit relating to uncertain tax positions	(253)	(120)
Non-deductible share-based compensation related to the carried unit plan	20,101	5,029
Non-deductible Cablevision Acquisition transaction costs	—	4,457
Other non-deductible expenses	3,405	1,551
Other, net	433	(2,882)
Income tax benefit	$(2,862,352)	$(259,666)
Pursuant to the enactment of the Tax Cuts & Jobs Act ("Tax Reform") on December 22, 2017, the Company recorded a noncash deferred tax benefit of $2,332,677 to remeasure the net deferred tax liability to adjust for the reduction in the corporate federal income tax rate 35% to 21% which is effective on January 1, 2018. This adjustment results primarily from a decrease in the deferred tax liabilities with regard to fixed assets and intangibles, partially offset by a decrease in the deferred tax asset for the federal net operating loss carry forward (‘‘NOL’’). The noncash deferred tax benefit is provisional. Revised estimates and additional guidance regarding application of Tax Reform may require adjustments during the allowable measurement period.
Overall, Tax Reform will have a favorable impact on the Company’s income tax profile. Additional first-year depreciation deductions represent a significant timing benefit. Since Tax Reform only limits the deduction for NOLs arising in years beginning after December 31, 2017, the timing of the Company’s deductions with regard to its existing NOLs is largely unaffected. The Company will be subject to Tax Reform’s limitation on interest deductibility which is based on a limit calculated without regard to depreciation or amortization through 2021. The resulting interest deduction that is deferred, and can be carried forward indefinitely, is expected to fully reverse. However, as is the case with any future deductible temporary difference, management will evaluate realizability to determine whether a valuation allowance is required. Management does not expect that a valuation allowance will be required based on its preliminary estimate of the current facts and circumstances. Repeal of the alternative minimum tax will reduce projected tax payments in the short term while also providing for the refund of alternative minimum tax credits.
As described in Note 1, in June, 2016, (i) Cequel was contributed to Altice USA and (ii) Altice USA completed the Cablevision Acquisition. Accordingly, in the second quarter of 2016, Cequel and Cablevision joined the federal consolidated and certain state combined income tax returns of Altice USA. As a result, the applicate tax rate used to measure deferred tax assets and liabilities of Cequel increased, resulting in a noncash deferred income tax charge of $153,660.

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

The tax effects of temporary differences which give rise to significant portions of deferred tax assets or liabilities and the corresponding valuation allowance are as follows.

	December 31,
	2017	2016
Noncurrent
NOLs and tax credit carry forwards	$785,809	$971,728
Compensation and benefit plans	49,698	93,939
Partnership investments	68,054	113,473
Restructuring liability	33,247	37,393
Other liabilities	40,149	45,561
Liabilities under derivative contracts	21,034	31,529
Interest deferred for tax purposes	128,516	39,633
Other	8,849	6,615
Deferred tax asset	1,135,356	1,339,871
Valuation allowance	(3,000)	(3,125)
Net deferred tax asset, noncurrent	1,132,356	1,336,746
Fixed assets and intangibles	(5,729,274)	(9,065,635)
Investments	(113,628)	(187,795)
Prepaid expenses	(8,105)	(10,172)
Fair value adjustments related to debt and deferred financing costs	(40,215)	(30,535)
Other	(10,420)	(14,109)
Deferred tax liability, noncurrent	(5,901,642)	(9,308,246)
Total net deferred tax liability	$(4,769,286)	$(7,971,500)
On January 1, 2017, the Company adopted ASU No. 2016-09 using the prospective transition method with respect to the presentation of excess tax benefits in the statement of cash flows. In connection with the adoption, a deferred tax asset of $310,771 for previously unrealized excess tax benefits related to share-based payment awards was recognized with the offset recorded to accumulated deficit.
As of December 31, 2017, the Company's federal NOLs were approximately $2,676,000.  The utilization of certain pre-merger NOLs of Cablevision and Cequel are limited pursuant to Internal Revenue Code Section 382. The Company does not expect such limitations to impact the ability to utilize the NOLs prior to their expiration.
As of December 31, 2017, the Company has $48,995 of alternative minimum tax credits which do not expire and $17,806 of research credits, expiring in varying amounts from 2023 through 2035.
Deferred tax assets have resulted primarily from the Company's future deductible temporary differences and NOLs. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. In evaluating the need for a valuation allowance, management takes into account various factors, including the expected level of future taxable income, available tax planning strategies and reversals of existing taxable temporary differences. If such estimates and related assumptions change in the future, the Company may be required to record additional valuation allowances against its deferred tax assets, resulting in additional income tax expense in the Company's consolidated statements of operations. Management evaluates the realizability of the deferred tax assets and the need for additional valuation allowances quarterly. Pursuant to the Cablevision Acquisition and Cequel Acquisition, deferred tax liabilities resulting from the book fair value adjustment increased significantly and future taxable income that will result from the reversal of existing taxable temporary differences for which deferred tax liabilities are recognized is sufficient to conclude it is more likely than not that the Company will realize all of its gross deferred tax assets, except those deferred tax assets against which a valuation allowance has been recorded which relate to certain state NOLs.
In the normal course of business, the Company engages in transactions in which the income tax consequences may be uncertain. The Company's income tax returns are filed based on interpretation of tax laws and regulations. Such income

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

tax returns are subject to examination by taxing authorities. For financial statement purposes, the Company only recognizes tax positions that it believes are more likely than not of being sustained. There is considerable judgment involved in determining whether positions taken or expected to be taken on the tax return are more likely than not of being sustained.
A reconciliation of the beginning and ending amount of unrecognized tax benefits associated with uncertain tax positions, excluding associated deferred tax benefits and accrued interest, is as follows:

Balance at January 1, 2016	$4,025
Increases related to prior year tax positions	11
Balance at December 31, 2017	$4,036
As of December 31, 2017, if all uncertain tax positions were sustained at the amounts reported or expected to be reported in the Company's tax returns, the elimination of the Company's unrecognized tax benefits, net of the deferred tax impact, would decrease income tax expense by $5,585.
In the second quarter of 2016, the Company changed its accounting policy on a prospective basis to present interest expense relating to uncertain tax positions as additional interest expense. For the year ended December 31, 2017, $659 of interest expense relating to uncertain tax position was recorded to interest expense.
The most significant jurisdictions in which the Company is required to file income tax returns include the states of New York, New Jersey, Connecticut, the City of New York, Texas and West Virginia. The State of New York is presently auditing income tax returns for years 2009 through 2011. The State of New Jersey is presently auditing income tax returns for years 2013 through 2015.
Management does not believe that the resolution of the ongoing income tax examination described above will have a material adverse impact on the financial position of the Company.  Changes in the liabilities for uncertain tax positions will be recognized in the interim period in which the positions are effectively settled or there is a change in factual circumstances.
NOTE 13.    SHARE BASED COMPENSATION
Carry Unit Plan
Certain employees of the Company and its affiliates received awards of units in a carry unit plan of Neptune Management LP, an entity which has an ownership interest in the Company. The awards generally vest as follows: 50% on the second anniversary of June 21, 2016 for Cablevision employees or December 21, 2015 for Cequel employees ("Base Date"), 25% on the third anniversary of the Base Date, and 25% on the fourth anniversary of the Base Date.  Neptune Holding US GP LLC, the general partner of Neptune Management LP, has the right to repurchase (or to assign to an affiliate, including the Company, the right to repurchase) vested awards held by employees for sixty days following their termination.  For performance-based awards under the plan, vesting occurs upon achievement or satisfaction of a specified performance condition. The Company considered the probability of achieving the established performance targets in determining the share-based compensation with respect to these awards at the end of each reporting period. The carry unit plan has 259,442,785 units authorized for issuance, of which 211,670,834 have been issued to employees of the Company and 11,300,000 have been issued to employees of Altice N.V. and affiliated companies as of December 31, 2017.
Beginning on the fourth anniversary of the Base Date, the holders of carry units have an annual opportunity (a sixty day period determined by the administrator of the plan) to sell their units back to Neptune Holding US GP LLC (or affiliate, including the Company, designated by Neptune Holding US GP LLC). Accordingly, the carry units are presented as temporary equity on the consolidated balance sheets at fair value. Adjustments to fair value at each reporting period are recorded in paid-in capital.
The right of Neptune Holding US GP LLC to assign to an affiliate, including the Company, the right to repurchase an employee’s vested units during the sixty-day period following termination, or to satisfy its obligation to repurchase an employee’s vested units during annual 60 day periods following the fourth anniversary of the Base Date, may be exercised by Neptune Holding US GP LLC in its discretion at the time a repurchase right or obligation arises. The carry unit plan requires the purchase price payable to the employee or former employee, as the case may be, to be paid in cash, a

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

promissory note (with a term of not more than 3 years and bearing interest at the long-term applicable federal rate under Section 1274(d) of the Internal Revenue Code) or combination thereof, in each case as determined by Neptune Holding US GP LLC in its discretion at the time of the repurchase. Neptune Holding US GP LLC expects that vested units will be redeemed for shares of the Company's Class A common stock upon vesting.
The Company measures the cost of employee services received in exchange for carry units based on the fair value of the award at grant date. In addition these units are presented as temporary equity on our consolidated balance sheet at fair value. For carry unit awards granted in 2016, an option pricing model was used which requires subjective assumptions for which changes in these assumptions could materially affect the fair value of the carry units outstanding. The time to liquidity event assumption was based on management’s judgment. The equity volatility assumption was estimated using the historical weekly volatility of publicly traded comparable companies. The risk-free rate assumed was based on the U.S. Constant Maturity Treasury Rates for a period matching the expected time to liquidity event. The discount for lack of marketability was based on Finnerty's (2012) average-strike put option model.
For carry unit awards granted in the first and second quarter of 2017, the Company estimated the grant date fair value based on the value established in the Company's IPO.
The following table summarizes activity relating to carry units:

	Number of Time Vesting Awards	Number of Performance Based Vesting Awards	Weighted Average Grant Date Fair Value
Balance, December 31, 2016	192,800,000	10,000,000	$0.37
Granted	28,025,000	—	3.14
Forfeited	(7,854,166)	—	0.37
Vested	(44,420,833)	—	0.41
Balance, December 31, 2017	168,550,001	10,000,000	0.71
The weighted average fair value per unit was $1.76 and $2.50 as of December 31, 2016 and December 31, 2017, respectively. For the years ended December 31, 2017 and 2016, the Company recognized an expense of $57,430 and $14,368, respectively, related to the push down of share-based compensation related to the carry unit plan of which approximately $55,258 and $9,849 related to units granted to employees of the Company and $2,172 and $4,519 related to employees of Altice N.V. and affiliated companies allocated to the Company.
Stock Option Plan
In connection with the Company's IPO, the Company adopted the Altice USA 2017 Long Term Incentive Plan (the "2017 LTIP"). Under the 2017 LTIP, the Company may grant awards of options, restricted shares, restricted share units, stock appreciation rights, performance stock, performance stock units and other awards. Under the 2017 LTIP, awards may be granted to officers, employees and consultants of the Company or any of its affiliates. The 2017 LTIP will be administered by the Company's Board of Directors (the "Board"), subject to the provision of the stockholders' agreement. The Board has delegated its authority to the Company's Compensation Committee. The Compensation Committee has the full power and authority to, among other things, select eligible participants, to grant awards in accordance with the 2017 LTIP, to determine the number of shares subject to each award or the cash amount payable in connection with an award and determine the terms and conditions of each award. The maximum aggregate number of shares that may be issued under the 2017 LTIP is 9,879,291. The Board has the authority to amend, suspend, or terminate the 2017 LTIP. No amendment, suspension or termination will be effective without the approval of the Company's stockholders if such approval is required under applicable laws, rules and regulations.
On December 30, 2017, the Company granted 5,110,747 nonqualified stock options under the 2017 LTIP. The stock options were granted with an exercise price of $19.48, equal to the 30 day volume weighted average of the closing price of Class A common stock as of the grant date. Certain nonqualified stock options (2,730,949 awards) will vest 100% on December 21, 2020 and 2,379,798 awards will vest 50% on the second anniversary, 25% on the third anniversary and 25% on the fourth anniversary of the date of grant, generally subject to continued employment with the Company or any of its affiliates, and expire ten years from the date of grant.

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

The Company calculated the fair value of each option award on the date of grant using the Black-Scholes valuation model.  The Company's computation of expected life was determined based on the simplified method (the average of the vesting period and option term) due to the Company's lack of recent historical data for similar awards.  The interest rate for periods within the contractual life of the stock option was based on interest yields for U.S. Treasury instruments in effect at the time of grant.  The Company's computation of expected volatility was based on historical volatility of its common stock and the expected volatility of comparable publicly-traded companies who granted options that had similar expected lives.
The following aggregate assumptions were used to calculate the fair values of stock option awards granted on December 30, 2017:

Risk-free interest rate	2.30%
Expected life (in years)	6.44
Dividend yield	—%
Volatility	33.95%
Grant date fair value	$8.77

NOTE 14.    AFFILIATE AND RELATED PARTY TRANSACTIONS
Equity Method Investments
In July 2016, the Company completed the sale of a 75% interest in Newsday LLC ("Newsday") to an employee of the Company. The Company retained the remaining 25% ownership interest. Effective July 7, 2016, the operating results of Newsday are no longer consolidated with those of the Company and the Company's 25% interest in the operating results of Newsday is recorded on the equity method.
At December 31, 2017 and 2016, the Company's 25% investment in Newsday and its 25% interest in i24NEWS, Altice N.V.'s 24/7 international news and current affairs channel aggregated $(2,649) and $5,606, respectively, and is included in investments in affiliates on our consolidated balance sheets. The operating results of Newsday and i24NEWS are recorded on the equity basis. For the years ended December 31, 2017 and 2016, the Company recorded equity in net loss of Newsday of $7,219 and $1,132, respectively, and equity in net loss of i24NEWS of $2,821 and $0, respectively.
Affiliate and Related Party Transactions
As the transactions discussed below were conducted between subsidiaries of Altice N.V. under common control and equity method investees, amounts charged for certain services may not have represented amounts that might have been received or incurred if the transactions were based upon arm's length negotiations.

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

The following table summarizes the revenue and charges related to services provided to or received from subsidiaries of Altice N.V. and Newsday:

	Years Ended December 31,
	2017	2016
Revenue	$1,100	$1,086
Operating expenses:
Programming and other direct costs	$(4,176)	$(1,947)
Other operating expenses, net	(33,140)	(18,854)
Operating expenses, net	(37,316)	(20,801)

Interest expense (see Note 9)(a)	(90,405)	(112,712)
Loss on extinguishment of debt and write-off of deferred financing costs (see Note 9)	(513,723)	—
Net charges	$(640,344)	$(132,427)
Capital Expenditures	$22,012	$45,886

(a)	The 2016 amount includes $10,155 related to Holdco Notes prior to the exchange in addition to the interest related to notes payable to affiliates and related parties discussed in Note 9.
Revenue
The Company recognized revenue primarily from the sale of advertising to Newsday.
Programming and other direct costs
Programming and other direct costs include costs incurred by the Company for the transport and termination of voice and data services provided by a subsidiary of Altice N.V.
Other operating expenses
Altice N.V. provides certain executive services, as well as consulting, advisory and other services, including, prior to the IPO, CEO, CFO and COO services, to the Company. Compensation under the terms of the agreement is an annual fee of $30,000 to be paid by the Company. Fees associated with this agreement recorded by the Company amounted to approximately $30,000 and $20,556, for the years ended December 31, 2017 and 2016, respectively. As of June 20, 2017, the CEO, CFO and COO became employees of the Company and the agreement was assigned to Altice N.V. by a subsidiary of Altice N.V. This agreement will be terminated upon the completion of the Distribution discussed in Note 1.
Other operating expenses also include charges for services provided by other subsidiaries of Altice N.V. aggregating $4,057 and $887, respectively, net of a credit of $917 and $2,589 related to transition services provided to Newsday for the year ended December 31, 2017 and 2016, respectively.
Capital Expenditures
Capital expenditures for the year ended December 31, 2017 include $17,434 of equipment purchased from Altice Labs S.A., and $4,578 of software development services, that were capitalized, from Altice Management International and other Altice N.V. subsidiaries.
Capital expenditures for the year ended December 31, 2016 include $44,121 of equipment purchased from Altice Management International and $1,025 from another Altice N.V. subsidiary. In addition, the Company acquired certain software development services that were capitalized from Altice Labs S.A. aggregating $740.

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

Aggregate amounts that were due from and due to related parties are summarized below:

	December 31,
	2017	2016
Due from:
Altice US Finance S.A. (a)	$12,951	$12,951
Newsday (b)	2,713	6,114
Altice Management Americas (b)	33	3,117
i24NEWS (b)	4,036	—
Other Altice N.V. subsidiaries (b)	31	—
	$19,764	$22,182
Due to:
CVC 3BV (c)	$—	$71,655
Neptune Holdings US LP (c)	—	7,962
Altice Management International (d)	—	44,121
Newsday (b)	33	275
Altice Labs S.A. (d)	7,354	866
Other Altice N.V. subsidiaries (e)	3,611	2,484
	$10,998	$127,363

(a)	Represents interest on senior notes paid by the Company on behalf of the affiliate.

(b)
Represents amounts paid by the Company on behalf of the respective related party and for Newsday, the net amounts due from the related party also include charges for certain transition services provided.

(c)	Represents distributions payable to stockholders.

(d)	Amounts payable as of December 31, 2016 primarily represent amounts due for equipment purchases and/or software development services discussed above.

(e)	Represents amounts due to affiliates for services provided to the Company.
The table above does not include notes payable to affiliates and related parties of $1,750,000 and the related accrued interest of $102,557 as of December 31, 2016, respectively, which is reflected in accrued interest in the Company's balance sheet. See discussion in Note 9.
In the second quarter of 2017, prior to the Company's IPO, the Company declared and paid cash distributions aggregating $839,700 to stockholders, $500,000 of which were funded with proceeds from borrowings under CSC Holdings' revolving credit facility. In 2016, the Company declared cash distributions of $445,176, of which $365,559 were paid in 2016 and $79,617 were paid in the first quarter of 2017.

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

NOTE 15.    COMMITMENTS AND CONTINGENCIES
Commitments
Future cash payments and commitments required under arrangements pursuant to contracts entered into by the Company in the normal course of business as of December 31, 2017 are as follows:

	Payments Due by Period
	Total	Year 1	Years 2-3	Years 4-5	More than 5 years
Off balance sheet arrangements:
Purchase obligations (a)	$8,427,609	$3,072,083	$4,181,199	$1,094,508	$79,819
Guarantees (b)	36,224	34,716	1,508	—	—
Letters of credit (c)	129,473	200	120	129,153	—
Total	$8,593,306	$3,106,999	$4,182,827	$1,223,661	$79,819

(a)
Purchase obligations primarily include contractual commitments with various programming vendors to provide video services to customers and minimum purchase obligations to purchase goods or services.  Future fees payable under contracts with programming vendors are based on numerous factors, including the number of customers receiving the programming.  Amounts reflected above related to programming agreements are based on the number of customers receiving the programming as of December 31, 2017 multiplied by the per customer rates or the stated annual fee, as applicable, contained in the executed agreements in effect as of December 31, 2017.

(b)	Includes franchise and performance surety bonds primarily for the Company's cable television systems.

(c)
Represent letters of credit guaranteeing performance to municipalities and public utilities and payment of insurance premiums. Payments due by period for these arrangements represent the year in which the commitment expires although payments under these arrangements are required only in the event of nonperformance.

The table above does not include obligations for payments required to be made under multi-year franchise agreements based on a percentage of revenues generated from video service per year.
Many of the Company's franchise agreements and utility pole leases require the Company to remove its cable wires and other equipment upon termination of the respective agreements.  The Company has concluded that the fair value of these asset retirement obligations cannot be reasonably estimated since the range of potential settlement dates is not determinable.
Legal Matters
Following expiration of the affiliation agreements for carriage of certain Fox broadcast stations and cable networks on October 16, 2010, News Corporation terminated delivery of the programming feeds to Cablevision, and as a result, those stations and networks were unavailable on Cablevision's cable television systems. On October 30, 2010, Cablevision and Fox reached an agreement on new affiliation agreements for these stations and networks, and carriage was restored. Several purported class action lawsuits alleging breach of contract, unjust enrichment, and consumer fraud and seeking unspecified compensatory damages, punitive damages and attorneys' fees were subsequently filed on behalf of Cablevision's customers seeking recovery for the lack of Fox programming. Those lawsuits were consolidated in an action before the U. S. District Court for the Eastern District of New York, and a consolidated complaint was filed in that court on February 22, 2011. On March 28, 2012, in ruling on Cablevision's motion to dismiss, the Court dismissed all of plaintiffs’ claims, except for breach of contract.  On March 30, 2014, the Court granted plaintiffs’ motion for class certification. The parties have entered into a settlement agreement. The Court granted preliminary approval of the settlement agreement on January 8, 2018, and set a hearing for final approval on May 17, 2018. As of December 31, 2016, the Company had an estimated liability associated with a potential settlement totaling $5,200. During the year ended December 31, 2017, the Company recorded an additional liability of $800. The amount ultimately paid in connection with the proposed settlement could exceed the amount recorded.
In October 2015, the New York Attorney General began an investigation into whether the major Internet Service Providers in New York State deliver advertised Internet speeds. The Company is cooperating with this investigation and is currently

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

in discussions with the New York Attorney General about resolving the investigation as to the Company, which resolution may involve operational and/or financial components. While the Company is unable to predict the outcome of the investigation or these discussions, at this time it does not expect that the outcome will have a material adverse effect on its operations, financial conditions or cash flows.
The Company receives notices from third parties and, in some cases, is named as a defendant in certain lawsuits claiming infringement of various patents relating to various aspects of the Company's businesses.  In certain of these cases other industry participants are also defendants.  In certain of these cases the Company expects that any potential liability would be the responsibility of the Company's equipment vendors pursuant to applicable contractual indemnification provisions.  The Company believes that the claims are without merit and intends to defend the actions vigorously, but is unable to predict the outcome of these matters or reasonably estimate a range of possible loss.
In addition to the matters discussed above, the Company is party to various lawsuits, some involving claims for substantial damages.  Although the outcome of these other matters cannot be predicted and the impact of the final resolution of these other matters on the Company's results of operations in a particular subsequent reporting period is not known, management does not believe that the resolution of these other lawsuits will have a material adverse effect on the financial position of the Company or the ability of the Company to meet its financial obligations as they become due.
NOTE 16.    SEGMENT INFORMATION
The Company classifies its operations into two reportable segments: Cablevision and Cequel. The Company's reportable segments are strategic business units that are managed separately. The Company evaluates segment performance based on several factors, of which the primary financial measure is business segment Adjusted EBITDA, a non-GAAP measure.  The Company defines Adjusted EBITDA as net income (loss) excluding income taxes, income (loss) from discontinued operations, non-operating other income or expenses, loss on extinguishment of debt and write-off of deferred financing costs, gain (loss) on interest rate swap contracts, gain (loss) on derivative contracts, gain (loss) on investments, interest expense (including cash interest expense), interest income, depreciation and amortization (including impairments), share-based compensation expense or benefit, restructuring expense or credits and transaction expenses.  The Company has presented the components that reconcile Adjusted EBITDA to operating income, an accepted GAAP measure:

	Year Ended December 31, 2017			Year Ended December 31, 2016
	Cablevision	Cequel	Total	Cablevision	Cequel	Total
Operating income	$320,686	$520,322	$841,008	$78,008	$384,801	$462,809
Share-based compensation	42,060	15,370	57,430	9,164	5,204	14,368
Restructuring and other expense	112,384	40,017	152,401	212,150	28,245	240,395
Depreciation and amortization (including impairments)	2,251,710	678,861	2,930,571	963,665	736,641	1,700,306
Adjusted EBITDA	$2,726,840	$1,254,570	$3,981,410	$1,262,987	$1,154,891	$2,417,878

(a)	Reflects operating results of Cablevision from the date of acquisition.

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

A reconciliation of reportable segment amounts to the Company's consolidated balances are as follows:

	Year Ended December 31,
	2017	2016
Operating income for reportable segments	$841,008	$462,809
Items excluded from operating income:
Interest expense	(1,603,132)	(1,456,541)
Interest income	1,921	13,811
Gain on investments, net	237,354	141,896
Loss on derivative contracts, net	(236,330)	(53,696)
Gain (loss) on interest rate swap contracts	5,482	(72,961)
Loss on extinguishment of debt and write-off of deferred financing costs	(600,240)	(127,649)
Other income (expense), net	(13,651)	1,186
Loss before income taxes	$(1,367,588)	$(1,091,145)
The following table presents the composition of revenue by segment:

	Year Ended December 31, 2017				Year Ended December 31, 2016
	Cablevision (a)	Cequel	Eliminations	Total	Cablevision (a)	Cequel	Total
Residential:
Pay TV	$3,175,097	$1,099,025	$—	$4,274,122	$1,668,348	$1,120,525	$2,788,873
Broadband	1,649,771	958,824	—	2,608,595	817,160	834,414	1,651,574
Telephony	570,871	129,894	—	700,765	311,832	153,939	465,771
Business services and wholesale	922,691	375,522	—	1,298,213	468,632	350,909	819,541
Advertising	321,149	73,509	(2,792)	391,866	163,678	88,371	252,049
Other	10,747	22,642	—	33,389	14,402	25,002	39,404
Total Revenue	$6,650,326	$2,659,416	$(2,792)	$9,306,950	$3,444,052	$2,573,160	$6,017,212

(a)	Reflects revenue from the Cablevision Acquisition Date.
Capital expenditures (cash basis) by reportable segment are presented below:

	Years Ended December 31,
	2017	2016
Cablevision	$671,417	$298,357
Cequel	279,932	327,184
	$951,349	$625,541
All revenues and assets of the Company's reportable segments are attributed to or located in the United States.
Total assets by segment are not provided as such amounts are not regularly reviewed by the chief operating decision maker for purposes of decision making regarding resource allocations.

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

NOTE 17.    BENEFIT PLANS
Qualified and Non-qualified Defined Benefit Plans
Retirement Plans (collectively, the "Defined Benefit Plans")
The Company sponsors a non-contributory qualified defined benefit cash balance retirement plan (the "Pension Plan") for the benefit of non-union employees of Cablevision, as well as certain employees covered by a collective bargaining agreement in Brooklyn.
The Company maintains an unfunded non-contributory non-qualified defined benefit excess cash balance plan ("Excess Cash Balance Plan") covering certain current and former employees of Cablevision who participate in the Pension Plan. The Company also maintained an additional unfunded non-contributory, non-qualified defined benefit plan ("CSC Supplemental Benefit Plan") for the benefit of certain former officers and employees of Cablevision which provided that, upon retiring on or after normal retirement age, a participant receives a benefit equal to a specified percentage of the participant's average compensation, as defined.  All participants were 100% vested in the CSC Supplemental Benefit Plan.  The benefits related to the CSC Supplemental Plan were paid to participants in January 2017 and the plan was terminated.
Cablevision's Pension Plan and the Excess Cash Balance Plan are frozen and no employee of Cablevision who was not already a participant could participate in the plans and no further annual Pay Credits (a certain percentage of employees' eligible pay) are made.  Existing account balances under the plans continue to be credited with monthly interest in accordance with the terms of the plans.
Plan Results for Defined Benefit Plans
Summarized below is the funded status and the amounts recorded on the Company's consolidated balance sheets for all of the Company's Defined Benefit Plans at December 31, 2017 and 2016:

	December 31,
	2017	2016
Change in projected benefit obligation:
Projected benefit obligation at beginning of year	$382,517	$403,963
Interest cost	11,786	14,077
Actuarial loss (gain)	13,171	(11,429)
Curtailments	6,332	3,968
Settlements	6,910	—
Benefits paid	(121,650)	(28,062)
Projected benefit obligation at end of year	299,066	382,517

Change in plan assets:
Fair value of plan assets at beginning of year	284,118	297,846
Actual return on plan assets, net	6,356	5,829
Employer contributions	26,944	8,505
Benefits paid	(121,650)	(28,062)
Fair value of plan assets at end of year	195,768	284,118
Unfunded status at end of year	$(103,298)	$(98,399)
The accumulated benefit obligation for the Company's Defined Benefit Plans aggregated $299,066 and $382,517 at December 31, 2017 and 2016.

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

The Company's net funded status relating to its Defined Benefit Plans at December 31, 2017 and 2016, is as follows:

	December 31,
	2017	2016
Defined Benefit Plans	$(103,298)	$(98,399)
Less: Current portion related to nonqualified plans	135	14,293
Long-term defined benefit plan obligations	$(103,163)	$(84,106)

Components of the benefit costs, recorded in other income (expense), net, for the Defined Benefit Plans for the years ended December 31, 2017 and 2016, is as follows:

	Years Ended December 31,
	2017	2016
Interest cost	$11,786	$6,946
Expected return on plan assets, net	(4,905)	(3,880)
Curtailment loss	3,137	231
Settlement loss (income) (reclassified from accumulated other comprehensive loss) (a)	1,845	(154)
Non-operating pension costs	$11,863	$3,143

(a)
As a result of benefit payments to terminated or retired individuals exceeding the service and interest costs for the Pension Plan and the Excess Cash Balance Pension Plan during the year ended December 31, 2017 and during the period June 21, 2016 through December 31, 2016, the Company recognized a non-cash settlement loss that represented the acceleration of the recognition of a portion of the previously unrecognized actuarial losses recorded in accumulated other comprehensive loss on the Company’s consolidated balance sheet relating to these plans.

Plan Assumptions for Defined Benefit Plans
Weighted-average assumptions used to determine pension costs (made at the beginning of the year) and benefit obligations (made at the end of the year) for the Defined Benefit Plans are as follows:

	Benefit Costs		Benefit Obligations at December 31,
	For the Year Ended December 31, 2017	For the Period June 21, 2016 to December 31, 2016	2017	2016
Discount rate (a)	3.69%	3.53%	3.50%	3.81%
Rate of increase in future compensation levels	—%	—%	—%	—%
Expected rate of return on plan assets (Pension Plan only)	3.90%	3.97%	N/A	N/A

(a)
The discount rate of 3.53% for the period June 21, 2016 through December 31, 2016, represents the average of the quarterly discount rates used to remeasure the Company's projected benefit obligation and benefit costs in connection with the recognition of settlement losses discussed above.

The discount rate used by the Company in calculating the benefit costs for the Cash Balance Plan and the Excess Cash Balance Plan was determined based on the expected future benefit payments for the plans and from the Towers Watson U.S. Rate Link: 40-90 Discount Rate Model. The model was developed by examining the yields on selected highly rated corporate bonds.
The Company's expected long-term return on Pension Plan assets is based on a periodic review and modeling of the plan's asset allocation structure over a long-term horizon.  Expectations of returns and risk for each asset class are the most important of the assumptions used in the review and modeling and are based on comprehensive reviews of historical data, forward looking economic outlook, and economic/financial market theory.  The expected long-term rate of return was chosen as a best estimate and was determined by (a) historical real returns, net of inflation, for the asset classes

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

covered by the investment policy, and (b) projections of inflation over the long-term period during which benefits are payable to plan participants.
Pension Plan Assets and Investment Policy
The weighted average asset allocations of the Pension Plan at December 31, 2017 and 2016 were as follows:

	Plan Assets at December 31,
	2017	2016
Asset Class:
Mutual funds	32%	43%
Fixed income securities	66	55
Cash equivalents and other	2	2
	100%	100%
The Pension Plan's investment objectives reflect an overall low risk tolerance to stock market volatility.  This strategy allows for the Pension Plan to invest in portfolios that would obtain a rate of return throughout economic cycles, commensurate with the investment risk and cash flow needs of the Pension Plan. The investments held in the Pension Plan are readily marketable and can be sold to fund benefit payment obligations of the plan as they become payable.
Investment allocation decisions are formally made by the Company's Benefit Committee, which takes into account investment advice provided by its external investment consultant.  The investment consultant takes into account expected long-term risk, return, correlation, and other prudent investment assumptions when recommending asset classes and investment managers to the Company's Benefit Committee. The major categories of the Pension Plan assets are cash equivalents and bonds which are marked-to-market on a daily basis.  Due to the Pension Plan's significant holdings in long-term government and non-government fixed income securities, the Pension Plan's assets are subjected to interest rate risk; specifically, a rising interest rate environment. Consequently, an increase in interest rates may cause a decrease to the overall liability of the Pension Plan thus creating a hedge against rising interest rates. In addition, a portion of the Pension Plan's bond portfolio is invested in foreign debt securities where there could be foreign currency risks associated with them, as well as in non-government securities which are subject to credit risk of the bond issuer defaulting on interest and/or principal payments.
Investments at Estimated Fair Value
The fair values of the assets of the Pension Plan at December 31, 2017 by asset class are as follows:

Asset Class	Level I	Level II	Level III	Total

Mutual funds	$61,833	$—	$—	$61,833
Fixed income securities held in a portfolio:
Foreign issued corporate debt	—	10,721	—	10,721
U.S. corporate debt	—	39,992	—	39,992
Government debt	—	4,645	—	4,645
U.S. Treasury securities	—	62,601	—	62,601
Asset-backed securities	—	10,978	—	10,978
Other	—	—	—	—
Cash equivalents (a)	6,691	2,782	—	9,473
Total (b)	$68,524	$131,719	$—	$200,243

(a)	A significant portion represents an investment in a short-term investment fund that invests primarily in securities of high quality and low risk.

(b)	Excludes cash and net payables relating to the purchase of securities that were not settled as of December 31, 2017.
The fair values of the assets of the Pension Plan at December 31, 2016 by asset class are as follows:

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

Asset Class	Level I	Level II	Level III	Total

Mutual funds	$121,356	$—	$—	$121,356
Fixed income securities held in a portfolio:
Foreign issued corporate debt	—	13,583	—	13,583
U.S. corporate debt	—	48,046	—	48,046
Government debt	—	4,810	—	4,810
U.S. Treasury securities	—	77,285	—	77,285
Asset-backed securities	—	14,065	—	14,065
Other	—	247	—	247
Cash equivalents (a)	2,593	3,089	—	5,682
Total (b)	$123,949	$161,125	$—	$285,074

(a)	A significant portion represents an investment in a short-term investment fund that invests primarily in securities of high quality and low risk.

(b)	Excludes cash and net payables relating to the purchase of securities that were not settled as of December 31, 2016.
The fair values of mutual funds and cash equivalents were derived from quoted market prices that the Pension Plan administrator has the ability to access.
The fair values of corporate and government debt, treasury securities and asset-back securities were derived from bids received from a vendor or broker not available in an active market that the Pension Plan administrator has the ability to access.
Benefit Payments and Contributions for Defined Benefit Plans
The following benefit payments are expected to be paid during the periods indicated:

2018	$96,482
2019	18,960
2020	14,052
2021	13,282
2022	13,792
2023-2027	69,369
The Company currently expects to contribute approximately $18,000 to the Pension Plan in 2018.
Defined Contribution Plans
The Company maintains the Cablevision 401(k) Savings Plan, a contributory qualified defined contribution plan for the benefit of non-union employees of Cablevision.  Participants can contribute a percentage of eligible annual compensation and the Company will make a matching cash contribution or discretionary contribution, as defined in the plan.  In addition, the Company maintains an unfunded non-qualified excess savings plan which was frozen on January 1, 2017 for which the Company provided a matching contribution similar to the Cablevision 401(k) Savings Plan.  Applicable employees of the Company were eligible for an enhanced employer matching contribution, as well as a year-end employer discretionary contribution to the Cablevision 401(k) Savings Plan and the Cablevision Excess Savings Plan.
Through September 30, 2017, the Company also maintained a 401(k) plan for employees of Cequel. Cequel employees that qualified for participation were able to contribute a percentage of eligible annual compensation and the Company would make a matching cash contribution, as defined in the plan. During the fourth quarter of 2017, the Suddenlink 401(k) plan assets were transferred to the Cablevision 401(k) Savings Plan and the plan was renamed the Altice USA 401(k) Savings Plan.
The cost associated with these plans (including the enhanced employer matching and discretionary contributions on 2016) was $27,577 and $28,501 for the years ended December 31, 2017 and 2016, respectively.

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

NOTE 18.    ALLOWANCE FOR DOUBTFUL ACCOUNTS
Activity related to the Company's allowance for doubtful accounts is presented below:

	Balance at Beginning of Period	Provision for Bad Debt	Deductions/ Write-Offs and Other Charges	Balance at End of Period
Year Ended December 31, 2017
Allowance for doubtful accounts	$11,677	$74,183	$(72,440)	$13,420

Year Ended December 31, 2016
Allowance for doubtful accounts	$1,051	$53,249	$(42,623)	$11,677
NOTE 19.    INTERIM FINANCIAL INFORMATION (Unaudited)
The following is a summary of the Company's selected quarterly financial data for the years ended December 31, 2017 and 2016:

	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017 (a)	Total 2017
Residential:
Pay TV	$1,083,878	$1,071,163	$1,069,946	$1,049,135	$4,274,122
Broadband	625,918	642,620	658,278	681,779	2,608,595
Telephony	180,961	178,261	172,479	169,064	700,765
Business services and wholesale	319,420	323,641	324,642	330,510	1,298,213
Advertising	83,361	97,501	89,292	121,712	391,866
Other	8,721	9,176	7,884	7,608	33,389
Revenue	2,302,259	2,322,362	2,322,521	2,359,808	9,306,950
Operating expenses	(2,052,149)	(2,069,094)	(2,201,946)	(2,142,753)	(8,465,942)
Operating income	$250,110	$253,268	$120,575	$217,055	$841,008
Net income (loss)	$(76,188)	$(479,939)	$(192,434)	$2,243,325	$1,494,764
Net income attributable to noncontrolling interests	(237)	(365)	(135)	(850)	(1,587)
Net income (loss) attributable to Altice USA Inc.'s stockholders	$(76,425)	$(480,304)	$(192,569)	$2,242,475	$1,493,177
Basic and diluted net income (loss) per share attributable to Altice USA Inc.'s stockholders	$(0.12)	$(0.73)	$(0.26)	$3.04	$2.15

(a)
Pursuant to the enactment of the Tax Reform on December 22, 2017, the Company recorded a noncash deferred tax benefit of $2,332,677 to remeasure the net deferred tax liability to adjust for the reduction in the corporate federal income tax rate 35% to 21% which is effective on January 1, 2018.

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	Total 2016
Residential:
Pay TV	$279,736	$370,122	$1,066,019	$1,072,996	$2,788,873
Broadband	196,691	245,568	594,932	614,383	1,651,574
Telephony	39,735	55,855	185,834	184,347	465,771
Business services and wholesale	84,404	111,193	309,366	314,578	819,541
Advertising	20,887	29,843	90,555	110,764	252,049
Other	6,136	10,920	13,515	8,833	39,404
Revenue	627,589	823,501	2,260,221	2,305,901	6,017,212
Operating expenses	(573,329)	(777,564)	(2,115,955)	(2,087,555)	(5,554,403)
Operating income	$54,260	$45,937	$144,266	$218,346	$462,809
Net loss	$(140,748)	$(282,129)	$(172,553)	$(236,049)	$(831,479)
Net loss (income) attributable to noncontrolling interests	—	364	(256)	(659)	(551)
Net loss attributable to Altice USA, Inc. stockholders	$(140,748)	$(281,765)	$(172,809)	$(236,708)	$(832,030)
Basic and diluted net loss per share attributable to Altice USA Inc.'s stockholders	$(0.22)	$(0.43)	$(0.27)	$(0.36)	$(1.28)
The Company’s previously reported statements of cash flows for the three months ended March 31, 2017, the six months ended June 30, 2017 and the nine months ended September 30, 2017 reflected distributions to stockholders of $79,617 in cash provided by operating activities. These distributions should have been reflected in financing activities.
NOTE 20.    CHANGE IN ACCOUNTING POLICIES AND ATS ACQUISITION
Adoption of ASC 606 - Revenue from Contracts with Customers
On January 1, 2018, the Company adopted the guidance pursuant to ASC 606, Revenue from Contracts with Customers. The Company elected to apply the guidance on a full retrospective basis, which required the Company to reflect the impact of the updated guidance for all periods presented. The adoption of the guidance resulted in the deferral of certain installation revenue, the deferral of certain commission expenses, and a reduction of revenue due to the reclassification of certain third party giveaways and incentives from operating expense. Additionally, the Company made changes in the composition of revenue resulting from the allocation of value related to bundled services sold to residential customers at a discount.
Installation Services Revenue
Pursuant to ASC 606, the Company's installation services revenue is deferred and recognized over the benefit period. For residential customers, the benefit period is less than one year. For business and wholesale customers, the benefit period is the contract term. Prior to the adoption of ASC 606, the Company recognized installation services revenue for residential and small and medium-sized business ("SMB") customers when installations were completed. As a result of the deferral of installation services revenue for residential and SMB customers, the Company recognized contract liabilities of $6,978 and recorded a cumulative effect adjustment of $5,093 (net of tax of $1,885) to retained earnings. The accounting for installation services revenue related to business and wholesale customers has not changed.
Commission Expenses
Pursuant to ASC 606, the Company defers commission expenses related to obtaining a contract with a customer when the expected amortization is greater than one year and amortizes these costs over the average contract term. For commission expenses related to customer contracts with a term of one year or less, the Company is utilizing the practical expedient and is recognizing the costs when incurred.  Prior to the adoption of ASC 606, the Company recognized commission expenses related to the sale of its services when incurred. As a result of the change in the timing of recognition

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

of these commission expenses, the Company recognized contract assets of $24,329 and recorded a cumulative effect adjustment of $17,759 (net of tax of $6,570) to retained earnings.
Third Party Product Giveaways and Incentives
When the Company acts as the agent in providing certain product giveaways or incentives, revenue is recorded net of the costs of the giveaways and incentives. For the periods prior to January 1, 2018, costs for the giveaways and incentives recorded in other operating expense have been reclassified to revenue.
Bundled Services
The Company provides bundled services at a discounted rate to its customers. Under ASC 606, revenue should be allocated to separate performance obligations within a bundled offering based on the relative stand-alone selling price of each service within the bundle. In connection with the adoption of ASC 606, the Company revised the amounts allocated to each performance obligation within its bundled offerings which reduced previously reported revenue for telephony services and increased previously reported revenue allocated to pay television and broadband services.
Adoption of ASU No. 2017-07 - Compensation-Retirement Benefits (Topic 715)
On January 1, 2018, the Company adopted the guidance pursuant to ASU No. 2017‑07. ASU No. 2017‑07 requires that an employer disaggregate the service cost component from the other components of net benefit cost. In connection with the adoption of ASU No. 2017‑07, the Company retroactively reclassified certain pension costs from other operating expenses to other income (expense), net.
Acquisition of Altice Technical Services US Corp
In January 2018, the Company acquired 70% of the equity interests in Altice Technical Services US Corp. ("ATS") for $1.00 (the "ATS Acquisition") and the Company became the owner of 100% of the equity interests in ATS in March 2018. ATS was previously owned by Altice N.V. and a member of ATS's management through a holding company. As the acquisition is a combination of businesses under common control, the Company combined the results of operations and related assets and liabilities of ATS for all periods since its formation, including goodwill of $23,101, representing the amount previously transferred to ATS.

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

The adoption of ASU No. 2017-07 had no impact on the Company's consolidated balance sheet. The following table summarizes the impact of adopting ASC 606 and the impact of the ATS Acquisition on the Company's consolidated balance sheets:

	December 31, 2017				December 31, 2016
	As Reported	Impact of ASC 606	Impact of ATS Acquisition	As Adjusted	As Reported	Impact of ASC 606	As Adjusted
Cash and cash equivalents	$273,329	$—	$56,519	$329,848	$486,792	$—	$486,792
Other current assets	580,231	14,068	(20,548)	573,751	1,218,127	14,068	1,232,195
Property, plant and equipment, net	6,063,829	—	(40,003)	6,023,826	6,597,635	—	6,597,635
Goodwill	7,996,760	—	23,101	8,019,861	7,992,700	—	7,992,700
Other assets, long-term	19,861,076	10,261	(6,541)	19,864,796	20,178,995	10,261	20,189,256
Total assets	$34,775,225	$24,329	$12,528	$34,812,082	$36,474,249	$24,329	$36,498,578
Current liabilities	2,492,983	6,978	20,401	2,520,362	3,704,933	6,978	3,711,911
Deferred tax liability	4,775,115	4,685	(10,514)	4,769,286	7,966,815	4,685	7,971,500
Liabilities, long-term	21,779,997	—	6,394	21,786,391	22,704,512	—	22,704,512
Total liabilities	$29,048,095	$11,663	$16,281	$29,076,039	$34,376,260	$11,663	$34,387,923
Redeemable equity	231,290	—	—	231,290	68,147	—	68,147
Paid-in-capital	4,642,128	—	23,101	4,665,229	3,003,554	—	3,003,554
Retained earnings (accumulated deficit)	854,824	12,666	(26,854)	840,636	(975,978)	12,666	(963,312)
Total stockholders' equity	5,495,840	12,666	(3,753)	5,504,753	2,029,842	12,666	2,042,508
Total liabilities and stockholders' equity	$34,775,225	$24,329	$12,528	$34,812,082	$36,474,249	$24,329	$36,498,578

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

The following table summarizes the impact of adopting ASC 606 and ASU No. 2017-07 and the impact of the ATS Acquisition on the Company's consolidated statements of operations:

	Year Ended December 31, 2017
	As Reported	Impact of ASC 606	Impact of ASU No. 2017-07	Impact of ATS Acquisition	As Adjusted
Residential:
Pay TV	$4,214,745	$59,878	$—	$(501)	$4,274,122
Broadband	2,563,772	45,192	—	(369)	2,608,595
Telephony	823,981	(122,981)	—	(235)	700,765
Business services and wholesale	1,298,817	(604)	—	—	1,298,213
Advertising	391,866	—	—	—	391,866
Other	33,389	—	—	—	33,389
Total revenue	9,326,570	(18,515)	—	(1,105)	9,306,950

Programming and other direct costs	3,035,655	—	—	—	3,035,655
Other operating expenses	2,342,655	(18,515)	(11,863)	35,038	2,347,315
Restructuring and other expense	152,401	—	—	—	152,401
Depreciation and amortization	2,930,475	—	—	96	2,930,571
Operating income	865,384	—	11,863	(36,239)	841,008
Other income (expense), net	(2,196,733)	—	(11,863)	—	(2,208,596)
Loss before income taxes	(1,331,349)	—	—	(36,239)	(1,367,588)
Income tax benefit	2,852,967	—	—	9,385	2,862,352
Net income	$1,521,618	$—	$—	$(26,854)	$1,494,764

ALTICE USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except share and per share amounts)
(See Note 20)

	Year Ended December 31, 2016
	As Reported	Impact of ASC 606	Impact of ASU No. 2017-07	As Adjusted
Residential:
Pay TV	$2,759,216	$29,657	$—	$2,788,873
Broadband	1,617,029	34,545	—	1,651,574
Telephony	529,973	(64,202)	—	465,771
Business services and wholesale	819,541	—	—	819,541
Advertising	252,049	—	—	252,049
Other	39,404	—	—	39,404
Total revenue	6,017,212	—	—	6,017,212

Programming and other direct costs	1,911,230	—	—	1,911,230
Other operating expenses	1,705,615	—	(3,143)	1,702,472
Restructuring and other expense	240,395	—	—	240,395
Depreciation and amortization	1,700,306	—	—	1,700,306
Operating income	459,666	—	3,143	462,809
Other income (expense), net	(1,550,811)	—	(3,143)	(1,553,954)
Loss before income taxes	(1,091,145)	—	—	(1,091,145)
Income tax benefit	259,666	—	—	259,666
Net loss	$(831,479)	$—	$—	$(831,479)

NOTE 21.    SUBSEQUENT EVENT
In January 2018, CSC Holdings borrowed $150,000 under its revolving credit facility and entered into a new $1,500,000 incremental term loan facility (the "Incremental Term Loan") under its existing CVC Credit Facilities Agreement. The Incremental Term Loan was priced at 99.5% and will mature on January 25, 2026. The Incremental Term Loan is comprised of eurodollar borrowings or alternate base rate borrowings, and bears interest at a rate per annum equal to the adjusted LIBO rate or the alternate base rate, as applicable, plus the applicable margin, where the applicable margin is (i) with respect to any alternate base rate loan, 1.50% per annum and (ii) with respect to any eurodollar loan, 2.50% per annum.
In January 2018, CSC Holdings issued $1,000,000 aggregate principal amount of 5.375% senior guaranteed notes due February 1, 2028 (the "2028 Guaranteed Notes"). The 2028 Guaranteed Notes are senior unsecured obligations and rank pari passu in right of payment with all of the existing and future senior indebtedness, including the existing senior notes and the CVC Credit Facilities and rank senior in right of payment to all of existing and future subordinated indebtedness.
The proceeds from the 2028 Guaranteed Notes, together with proceeds from the Incremental Term Loan, borrowings under the CVC revolving credit facility and cash on hand, were used in February 2018 to repay certain senior notes ($300,000 principal amount of CSC Holdings' senior notes due in February 2018 and $750,000 principal amount of Cablevision senior notes due in April 2018) and will be used to fund a dividend of $1,500,000 to the Company's stockholders immediately prior to and in connection with the Distribution discussed in Note 1.